UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Beeston Enterprises Ltd.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	8071 (Primary Standard Industrial Classification Code Number)	88-0436017 (I.R.S. Employer Identification No.)

#200 - 1687 West Broadway

Vancouver, BC

Canada, V6J 1X2

(604) 738-1143

(Address and telephone number of principal executive offices)

Nevada Corporate Headquarters, Inc.

#700 - 101 Convention Center Drive

Las Vegas, Nevada 89109

(702) 873-3488

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Common	3,375,000 750,000	$.10 $.10	$337,500 $75,000	$ 37.95

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Beeston Enterprises Ltd.

4,125,000 Shares of

Dated March 5, 2002

This is a public offering of 4,125,000 shares of common stock of Beeston Enterprises Ltd ("the Company" or "Beeston"). The shareholders listed on pages 10 to 15 are selling 3,375,000 of those shares. None of these securities holders are officers, directors or significant investors in the Company.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the securities are quoted on a national exchange or other market and thereafter at prevailing market prices or privately negotiated prices. The Company intends to apply for listing on the OTC Bulletin Board as soon as practicable.

This offering involves a high degree of risk; SEE "RISK FACTORS" BEGINNING ON PAGE 5 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Offering:

750,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$75,000
Underwriting Discounts and Commissions		$0.00
Total		$75,000

This is a "self-underwritten" public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis.

1. Beeston is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Beeston for its use.

3. The closing date for this offering is September 30, 2003. The Company may, at its discretion, extend the offer up to two (2) years from the date this offer is declared effective. There is no closing date for the selling shareholders' offering.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3	Summary Information	4
3

Risk Factors

* Concurrent Offerings May Adversely Affect the Company's Ability to Sell Its Shares

* Beeston May Fail Because of a Lack of Operational Experience

* Beeston May Fail Because of a Dependence on One or a Few Major Customers

* Beeston May Fail Because of an Inability to Comply with Government Regulations

* Beeston May Fail Because It May be Unable to Secure the Appropriate Space From Which to Conduct Its Business

* The Inability of the Company to Secure Equipment on Acceptable Terms Will Result in a Reduction of Revenue

* Beeston May Fail Because It May be Unable to Secure Additional Financing

* Beeston May Fail Because It May be Unable to Attract and Retain Experienced Medical Professionals

* Beeston May Fail Because Its Officers and Directors Have Limited Experience in the Industry

* There is No Public Trading Market For the Company's Stock and Shareholders May be Unable to Sell Their Shares.

* The Company is Currently Subject to Penny Stock Rules, Which May Affect the Ability of Its Stockholders to Trade Their Shares.

		5
4	Use of Proceeds	7
5	Determination of Offering Price	10
6	Dilution	10
7	Selling Security Holders	10
8	Plan of Distribution	15
9	Legal Proceedings	16
10	Directors, Executive Officers, Promoters and Control Persons	16
11	Security Ownership of Certain Beneficial Owners and Management	17
12	Description of Securities	18
13	Interest of Named Experts and Counsel	18
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	19
15	Organization Within Last Five Years	19
16	Description of Business	19
17	Plan of Operation	29
18	Description of Property	35
19	Certain Relationships and Related Transactions	35
20	Market for Common Equity and Related Stockholder Matters	36
21	Executive Compensation	37
22	Financial Statements	37
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	55
24	Indemnification of Directors and Officers	55
25	Other Expenses of Issuance and Distribution	55
26	Recent Sales of Unregistered Securities	55
27	Exhibits	56
28	Undertakings	56
	Signatures	58

Until _____, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3.   Summary Information

Prospectus Summary. The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

Beeston's common stock is presently not traded on any market or securities exchange. There are 5,075,000 shares of common stock outstanding as of the date of this prospectus.

The Company is offering for sale common stock, at the same time that certain selling shareholders may also offer their stock for sale. Once the stock is listed on the OTC Bulletin Board, or other national exchange, the selling shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Beeston. This concurrent offering may adversely affect the ability of Beeston to sell its stock, which, in turn, may adversely affect the ability of the Company to raise money. Beeston has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold. In addition, if Beeston is unable to sell its stock and raise money, the Company may not be able to complete its business plan and may fail.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5-7.

The Company

Beeston Enterprises Ltd. was incorporated on July 12, 1999 in the state of Nevada. Its corporate offices are located at #200 - 1687 West Broadway, Vancouver, BC, Canada V6J 1X2. The office telephone number is (604) 738-1143. The Company is a development stage company. It has not had any revenues or operations and has few assets. The Company does not expect to have revenues from operations during its first full year of operations after this registration becomes effective.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

The Company is in the process of establishing itself as a Western Canadian based medical diagnostic imaging service provider. Beeston's overall business plan is to provide medical diagnostic imaging services in a variety of configurations at multiple locations in Alberta and British Columbia. Its services will be made available to the Provincial Medical Services Plans, insurers of automobile and workplace accident victims, individuals covered by private insurance plans, and individuals prepared to pay for their own medical services. The Company plans to begin its business with a private clinic providing medical diagnostic imaging services that are to be selected from .one of the more specialized medical diagnostic imaging techniques of computer tomography or magnetic resonance imaging (See Item 16, Description of Business - Principal Products and Services) which it will offer in a location where demand and usage warrant. l. The actual location and configuration of medical diagnostic imaging equipment will be determined in consultation with industry consultants, insurance providers and local health care practitioners.

It is doubtful that the Company will be able to continue as a going concern unless it is able to raise substantial additional funding. Currently, it does not have the $75,000 needed to develop its business model. The Company will also require substantial funding during the latter part of its first year of operations when it undertakes the very large expenditures on its initial facility and equipment.

The Company anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at May 31, 2003, its accumulated deficit was $24,857, representing the net business loss of the Company since its incorporation on July 12, 1999 to May 31, 2002. The Company has already raised a total of $34,450 from the sale of stock. It has also received a further sum of $20, 037 as non-interest bearing demand loans from its officers and directors, plus $838 interest accrued on investments to May 31, 2002.

How long Beeston will be able to satisfy its cash requirements, will depend on how successful it is at raising funds from this offering. (See Item 4. Use of Proceeds) Beeston has no established source of revenue other than interest accruing on $20,000 invested in short term notes receivable with Western Mortgage Development Corporation, an unaffiliated corporation. At the present time Beeston has sufficient funds for the period covered by this registration statement. This assumption is based on the fact that, as of May 31, 2003, Beeston had cash on hand of $9.137 plus an additional $20,000 in short term investments, $159 on deposit and $838 accrued interest receivable less payables of $2,839, giving a total of $27,295.. As per Item 25, Other Expenses of Issuance and Distribution, the Company intends to spend an estimated $15,338 related to this offering. As of December 31, 2002, approximately $8,292 has already been spent and another $2,839 is payable for a total of $11,131 thereby leaving an additional $4,207 estimated to be spent on this offering. This leaves $2,091 ($9,137 less $2,839 currently payable and less $4,207 remaining in estimated expenses) in cash on hand plus $20,000 in short term investments, $159 on deposit and $838 accrued interest receivable for a total of $23,088 as of May 31, 2003, available for Beeston to use towards operating expenses until this filing becomes effective. See Item 17, Plan of Operation, and Item 22, Financial Statements, for a more complete disclosure of the Company's financial position.

There is currently no public market for the Company's common stock.

The Offering

This offering consists of 4,125.000 shares of Beeston common stock. Of that amount, current shareholders are offering 3,375,000 shares. The Company is offering 750,000 shares. The offering price of the Company's offering is $0.10 per share. Shareholders will offer their shares at a fixed price of $.10 per share until such time as the Company's stock is listed on the OTC Bulletin Board, or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. Officers, directors or significant investors own none of the shares being offered. The Company's officers and directors collectively own 1,700,000 shares of restricted common stock.

There is currently no market for Beeston stock. While the Company intends to have its stock listed on the OTC Bulletin Board, or other national exchange, there are no guarantees that such listing will approved or that a market for the stock will ever develop.

Common stock outstanding before this offer	5,075,000
Maximum shares being offered	750,000
Maximum common shares outstanding after this offer	5,825,000

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Beeston. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus. If any of the following risks occur, its business, operating results and financial condition could be seriously harmed. The price of its common stock could decline due to any of these risks, and you could lose all or part of your investment.

Concurrent Offerings May Adversely Affect the Company's Ability to Sell Its Shares

The Company is offering for sale common stock at the same time that certain selling shareholders may also offer their common stock for sale. Once the stock is listed on the OTC Bulletin Board, or other national exchange, the selling shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Beeston. This concurrent offering may adversely affect the ability of Beeston to sell its stock, which, in turn, may adversely affect the ability of the Company to raise money. Beeston has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold. In addition, if Beeston is unable to sell its stock and raise money, the company may not be able to complete its business plan and may fail.

Beeston May Fail Because of a Lack of Operational Experience

Beeston is a start-up company in pre-operational development stage. Neither the Company nor its management has any direct experience operating businesses in this industry. This lack of relevant operational experience could prevent it from becoming a profitable business.

As of May 31, 2002, the Company sustained operating losses of $13,915 due to office, rent, consulting, accounting and legal expenses. The accumulated deficit as at May 31, 2003 is $24,857.

Beeston May Fail Because of a Dependence on One or A Few Major Customers

In Canada, the customer base for private medical services is limited to individuals who are dissatisfied with the provincial operated medical insurance plans and a very limited number of major consumers. The Company expects to be able to obtain a contract with one of the major consumers. The lack of a contract with one of the major consumers could make it difficult for Beeston to raise the additional funding it will require to establish its initial facility as well as its ability to conduct profitable operations if it is able to establish its initial facility and therefore threatens the ability of Beeston to succeed at its proposed plan of operations.

Beeston May Fail Because of an Inability to Comply with Government Regulations

The Company will be required to comply with various government regulations created by different levels of government. Local zoning bylaws and building codes will limit where Beeston can locate its initial facility and from what type of structure it can operate. All of the equipment used in either of the two medical diagnostic imaging techniques from which the Company will select the equipment for its initial facility must be licensed for sale in Canada by the manufacturer. The installation and operation of the equipment must also be inspected by provincial government inspectors and its ongoing operation is monitored to ensure compliance with various health and safety codes. The Company's inability to comply with any of these various regulations and obtain the necessary approval could affect its ability to continue with its business plan and its business will fail.

Beeston May Fail Because It May be Unable to Secure the Appropriate Space From Which to Conduct Its Business

Other than for the office space it currently rents to conduct the initial phase of its operations, the Company possesses no facilities from which to conduct the business as a medical diagnostic imaging service provider. The Company will rent the necessary space for conducting its intended business. If it is unable to secure suitable space at a reasonable cost, and on acceptable terms, it will be impossible for the Company to operate and succeed in business and the business will fail.

The Inability of the Company to Secure Equipment on Acceptable Terms Will Effect Revenue Generation

The Company will require highly specialized medical diagnostic imaging equipment to conduct its business. The equipment is expensive and is produced mainly by a limited number of large manufacturers. Beeston intends to acquire the equipment under a lease or lease-to-purchase arrangement. If the Company is unable to acquire this equipment on acceptable terms it may be difficult for the Company to generate a profit and the business may fail.

Beeston May Fail Because It May be Unable to Secure Additional Financing

The Company will require additional financing in order to establish its initial facility. Such financing may not be forthcoming and even if additional financing is available, it may not be available on terms that the Company finds favorable. If the Company is unable to secure the additional funding necessary to establish its initial facility, it will not be able to continue with its business plan and the business will fail.

Beeston May Fail Because It May be Unable to Attract and Retain Experienced Medical Professionals

The long-term success of the Company's business is largely dependent upon its ability to attract and retain qualified medical professionals. If the Company is unable to attract and retain the qualified experienced medical professionals required to operate its business, the business will fail.

Beeston May Fail Because Its Officers and Directors Have Limited Experience in the Industry

While all directors and officers of the Company have various levels of knowledge and experience in the financing and administration of a business (See Item 10, Directors, Executive Officers, Promoters and Control Persons), and some have limited knowledge and experience as it relates to the provision of health care services, none of the officers and directors have direct experience in the operation of a business of the specialized nature as that of the Company's business. Because of this limitation of knowledge and experience, and the possibility that it will not be able to obtain the assistance of industry consultants, it is possible that the Company will not be able to establish its initial facility and the business will fail.

There is No Public Trading Market For the Company's Stock and Shareholders May be Unable to Sell Their Shares

There is presently no public trading market for its common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Until there is an established trading market, holders of its common stock may be unable to sell their stock or to obtain accurate quotations for the price of the common stock.

The holders of the Company's common stock are entitled to receive dividends when, and if, declared by the Board of Directors. The Company will not be paying cash dividends in the foreseeable future, but instead it will be retaining any and all earnings to finance the growth of its business. To date, it has not paid cash dividends on its common stock. This lack of an ongoing return on investment may make it difficult to sell its common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

The Company is Currently Subject to Penny Stock Rules, Which May Affect the Ability of Its Stockholders to Trade Their Shares.

Beeston's common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Beeston's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Item 4. Use of Proceeds

The Company intends to raise $75,000 from the sale of 750,000 its shares of common stock at $0.10 per share. This offering has a maximum amount of $75,000, and no minimum. The Company has no intention to return any stock sales proceeds to investors regardless of the amount raised.

The Company has already raised a total of $35,450 from the sale of stock. The Company has also received a further sum of $20,037 as non-interest bearing demand loans from its officers and directors, plus $838 interest on investments to May 31, 2003. Beeston has raised a total of $56,325 through the sale of stock, debt financing and investments to December 31, 2002. The offering expenses associated with this offering are estimated to be $15,338. As of May 31, 2003, approximately $8,292 of the offering expenses has already been spent and another $2,839 is payable for a total of $11,131, thereby leaving an additional $4,207 estimated to be spent on the offering, before the budgeted expenditures for developing the Company's business plan of $75,000.00. In addition, as of May 31, 2003, Beeston has spent approximately $17,899 for incorporation costs, office equipment, consulting fees, professional fees, general office and administrative costs. This leaves, as of May 31, 2003, approximately $23,088 ($56,325 less estimated offering expenses of $15,338 and other expenditures of $17,899) for general operating expenses for Beeston during the period of time for this filing to become effective. As a result, the entire expenses of this offering will be paid from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies raised by the Company from this offering will be used to finance the Company's Plan of Operation.

The following table indicates how the Company will use the proceeds of this offering, which is in addition to the amount of surplus funds included in the budgeted amount in Item 17, Plan of Operation. Items are not listed in a priority order. No offering expenses will be paid from proceeds.

Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Exchange Listing Fee	5,000
Consulting Expenses	40,000
Office Expenses	4,000
Marketing Expenses	7,000
Communication Expenses	2,000
Miscellaneous Administrative Costs	2,000
Total	$75,000

] The above expenditure items are defined as follows:

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company including, an estimated $10,000 for legal and accounting fees associated with listing on a public exchange. The amount budgeted is a minimal estimate of costs for the first year of operations.

Exchange Listing Fee: For the purpose of this Prospectus, the Company is assuming a fee of $5,000, based on approximate listing prices for national exchanges for which the Company would be qualified to apply.

Consulting Expenses: This item refers to the cost of retaining industry experts to aid the Company in planning and negotiation with government and industry participants.

Office Expenses: This expense item refers to the costs of maintaining a business office. It includes costs such as rent, stationary and sundry supplies and other small office related items.

Marketing Expenses: This expenditure item refers to the cost of meeting with suppliers, government officials and potential investors. It includes items such as travel, accommodation and miscellaneous costs.

Communication Expenses: This item refers to telephone, courier, facsimile and Internet service costs.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as transfer agent fees, bank service charges or other such items.

There is no assurance that the Company will raise the full $75,000 as anticipated. The following is the break down of how it will use the proceeds if only 75 percent, 50 percent, or 25 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%
Legal and Accounting Fees	$10,000	$10,000	$15,000
Exchange Listing Fee	5,000	5,000	5,000
Consulting Expenses	3,750	22,500	30,000
Office Expenses	0	0	4,000
Marketing Expenses	0	0	2,250
Communication Expenses	0	0	0
Miscellaneous Administrative Costs	0	0	0
Total	$ 18,750	$ 37,500	$56,250

If 75% of the total offering amount is raised, Beeston will be able to satisfy the expected costs of listing on a national exchange or other market, with still having $41,250 for additional business development. Beeston would have to use the balance of its unallocated funds of $23,088 remaining from the sale of its stock to existing shareholders and debt financing from its officers and directors for furthering its business as detailed in Items 16 and 17 below. The amount of $41,250 plus the Company's unallocated funds of $23,088 will be sufficient funds to satisfy all budgeted expenditure items.

In the event that only 50% of the offering amount is raised, Beeston will be able to satisfy the expected costs of listing on a national exchange or other market, with still having $22,500 for additional business development. Beeston would have to use the balance of its unallocated funds of $23,088 remaining from the sale it its stock to existing shareholders and debt financing from its officers and directors for furthering its business as described in Items 16 and 17 below. The amount of $22,500 plus the Company's unallocated funds of $23,088 will be sufficient funds to satisfy a significant portion of all budgeted expenditure items. However, the Company will have to rely on its officers and directors to conclude some of the consulting services that its industry experts might performed. To the extent its officers and directors are required to perform these services, it is likely that the Company will take longer to fully develop its business plan. If its officers and directors are unable to perform these services, the Company would be unable to continue with its development plans and the business would fail.

If only 25% of the offering is sold, Beeston will be able to satisfy the expected costs of listing on a national exchange or other market, with still having $3,750 for additional business development. Beeston would have to use the balance of its unallocated funds of $23,088 remaining from the sale of its stock to existing shareholders and debt financing from its officers and directors for furthering its business as detailed in Items 16 and 17 below. The Company anticipates that the $3,750 amount plus its unallocated funds of $23,088 will be sufficient to sustain the Company during its first year of operations. The Company's ability to further its plan of operation will depend on whether its officers and directors are able to travel and meet with others and to conclude all of the consulting that its industry experts would have performed. Without the ability to use the services of industry experts to aggressively pursue its plan of operation, the Company may not be able to fully develop its business plan. If the Company is unable to fully develop its business plan, the business would fail.

If less than 25% of the offering is sold, Beeston will allocate as much as possible to first pay the listing fee for a national exchange or other market, estimated at $5,000. Any funds left over will then be allocated to pay the legal and accounting fees, estimated at $10,000, associated with this listing. Thereafter, Beeston would use the balance of its unallocated funds of $23,088 remaining from the sale of its stock to existing shareholders and debt financing from its officers and directors to satisfy any cash shortfall in the payment of the listing fee for a national exchange or other market and the associated legal and accounting fees. While this would give the Company the ability to list on a national exchange or other market, it would severely restrict the Company's ability to continue with its development plans or even to continue as a reporting company and to stay listed on a national exchange or other market. If the Company is unable to continue with its development plans, the business would fail and the Company would not be able to continue as a reporting company and to stay listed on a national exchange or other market.

The money Beeston has raised thus far from selling stock to its present shareholders and the debt financing from its officers and directors will be sufficient to pay all expenses of this offering, and the Company expects to pay all of those expenses from cash on hand.. The Company estimates that amount to be $15,338. If Beeston is unable to raise sufficient additional funds from the sale of stock, the selling shareholders may find that there is no market developed to allow those selling shareholders to sell their shares. The total amount of money raised from the sale of 750,000 shares being offered by Beeston will be used for the purposes of furthering the Company's plan of operation, as detailed in Item 17 of this filing.

None of the proceeds identified as consulting or professional fees will be paid to officers, directors or other persons who are not arms length from the Company. Beeston anticipates that it will be utilizing the expertise and associations of its officers and directors to identify and retain the services of one or more consultants with substantive backgrounds in the provision of medical services at the industry and government levels.

Item 5. Determination of Offering Price

There is no established market for the registrant's stock. The Company's offering price for shares sold pursuant to this offering is set at $0.10. The 1,700,000 shares purchased by officers and directors, were sold for $0.001 per share and the 3,375,000 share purchased by the other existing shareholders were sold at $0.01 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Beeston's stock) and the high level of risk considering the lack of operating history of Beeston. The selling shareholders, however, will offer their shares at $0.10 per share, based on the price at which the shares are being offered, until the shares are quoted on a national exchange or other market, at which time they will sell their stock at a price determined by the market, which may not be the same price as is sold by Beeston. Existing shareholders will sell their shares of stock at $.10 per share until such time as the Company's common stock is listed on the OTC Bulletin Board of other national exchange, and thereafter the selling shareholders will individually determine the price at which they will sell their shares, when and if they decide to sell.

Item 6. Dilution

Beeston is offering shares of its common stock for $0.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $0.001 per share. The number of shares of common stock of Beeston outstanding as of May 31, 2003 is 5,075,000 shares. See Item 26, Recent Sales of Unregistered Securities. Following is a table detailing dilution to investors if 100%, 75%, 50%, or 25% of the offering is sold.

Percentage of Offering Sold	100%	75%	50%	25%
Net Tangible Book Value Per Share Prior to Stock Sale	.0048	.0048	.0048	.0048
Net Tangible Book Value Per Share After Stock Sale	.0171	.0128	.0086	.0043
Increase in Net Book Value Per Share Due to Stock Sale	.0123	.0092	.0062	.0031
Loss (subscription price of $0.10 less NBV per share)	.0829	.0621	.0415	.0208

 Item 7. Selling Security Holders

The selling shareholders named in this prospectus are offering 3,375,000 of the common stock of Beeston. The shares include the following:

1. 3,375,000 shares of the Company's common stock that the selling shareholders acquired from Beeston in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on December 31, 2002.

The remaining selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table provides, as of May 31, 2003,information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with issuer;

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholders. (Beneficial Owner)	Relationship with Management	Position with Issuer.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering
Tanya McLean #16 - 1300 12th Ave. SW Moose Jaw, SK Canada Canada S6H 6N6	Nicole Price - Sister	None	100,000	100,000	0	0%
Jonathan McLean #16 - 1300 12th Ave. SW Moose Jaw, SK Canada S6H 6N6	Nicole Price - Brother in-law	None	100,000	100,000	0	0%
Brenda Price 14 Arrowhead Road Moose Jaw, SK Canada S6H 1B3	Nicole Price -Mother	None	200,000	200,000	0	0%
Mary Taylor 34 Vanalstine Drive Trenton, ON Canada K8V 6K8	Nicole Price - Aunt	None	125,000	125,000	0	0%
William Taylor 34 Vanalstine Drive Trenton, On Canada K8V 6K8	Nicole Price- Uncle	None	125,000	125,000	0	0%
Cameron Taylor 5 Tiffany Place Trenton, On Canada K8V 6A3	Nicole Price - Cousin	None	100,000	100,000	0	0%
Joann Taylor 5 Tiffany Place Trenton, On Canada K8V 6A3	Nicole Price - Cousin	None	100,000	100,000	0	0%
Adam Cursiter 15 Highland Cres. Sherwood Park, AB Canada T8A 5N8	Cindy Watt - Son	None	75,000	75,000	0	0%
Evan Cursiter 87 Christina Court Sherwood Park, AB Canada T8H 2H4	Cindy Watt -Son	None	75,000	75,000	0	0%
Viola Watt 9635 Ottewell Road Edmonton, AB Canada T6B 2E3	Cindy Watt - Mother	None	125,000	125,000	0	0%
Keith Watt 9635 Ottewell Road Edmonton, AB Canada T6B 2E3	Cindy Watt- Father	None	125,000	125,000	0	0%
Lynelle Haug 228 Regency Drive Sherwood Park, AB Canada T8A 5P6	Cindy Watt- Sister	None	150,000	150,000	0	0%
Kevin Watt Box 3 Busby, AB Canada T0G 0H0	Cindy Watt - Brother	None	100,000	100,000	0	0%
Colleen Symyrozum-Watt Box 3 Busby, AB Canada T0G 0H0	Cindy Watt - Sister-in-law	None	100,000	100,000	0	0%
Elizabeth Upham 407 Mountain Park Road SE Calgary, AB Canada T2Z 2N9	Michael Upham - Wife	None	75,000	75,000	0	0%
Tara Upham 28 Midridge Bay SE Calgary, AB Canada T2X 1E7	Michael Upham - Daughter	None	200,000	200,000	0	0%
Cameron Carroll #6 - 980 Dilworth Drive Kelowna, BC Canada V1V 1S6	Brian Smith- Friend	None	100,000	100,000	0	0%
Beverly Carroll #6 - 980 Dilworth Drive Kelowna, BC Canada V1V 1S6	Brian Smith- Friend	None	100,000	100,000	0	0%
Melanie Raby #24 -1853 Edgehill Avenue Kelowna, BC Canada V1V 1X8	Brian Smith- Friend	None	50,000	50,000	0	0%
Jeffrey Carroll 2257 Righter Street Kelowna, BC Canada V1Y 2N9	Brian Smith- Friend	None	50,000	50,000	0	0%
Mary Lou Kenney #107 - 920 Glenwood Ave Kelowna, BC Canada V1Y 9P2	Brian Smith - Friend	None	100,000	100,000	0	0%
Erin Smith 940 Borden Avenue Kelowna, BC Canada V1Y 6A6	Brian Smith - Daughter	None	200,000	200,000	0	0%
Theresa Thompson #102 - 270 Aurora Crescent Kelowna, BC Canada V1X 7M3	Brian Smith - Friend	None	50,000	50,000	0	0%

Mark Smith #108 - 2125 Burtch Road Kelowna, BC Canada V1Y 8N1	Brian Smith - Son	None	200,000	200,000	0	0%
Helen Grant 1315 Gordon Drive Kelowna, BC Canada V1Y 3E7	Brian Smith - Friend	None	75,000	75,000	0	0%
Karen Loutit 2622 Woodland Crescent Kelowna, BC Canada V1W 2R4	Brian Smith - Friend	None	75,000	75,000	0	0%
Philly Financial Corporation #346 - 1980 Cooper Road Kelowna, BC Canada V1Y 9G8 (Ronnie Birch)	Brian Smith - Friend	None	200,000	200,000	0	0%
Lucette Scott 9631 Ottewell Road Edmonton, AB Canada T6B 2E3	Cindy Watt - Friend	None	50,000	50,000	0	0%
Daisy Smith #410 - 123 Fairford Street E Moose Jaw, SK Canada S6H 7T4	Brian Smith - Mother	None	50,000	50,000	0	0%
Cheryl Mackenzie #6 - 719 5th Street NE Weyburn, SK Canada S4H 1A4	Nicole Price - Friend	None	50,000	50,000	0	0%
James Mackenzie 227 5th Street NE Weyburn, SK Canada S4H 0Z4	Nicole Price - Friend	None	50,000	50,000	0	0%
Mark Milne 19 Cranfield Crescent SE Calgary, AB Canada T3M 1A6	Michael Upham - Friend	None	50,000	50,000	0	0%

Steven Harvey 9 Panorama Hills Way NW Calgary, AB Canada T3K 5J1	Michael Upham - Friend	None	50,000	50,000	0	0%
Total			3,375,000	3,375,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock and assumes that all shares offered are sold. The percentages are based on 5,075,000 shares of common stock outstanding on May 31, 2003. The 5,075,000 figure includes 1,700,000 common shares currently owned by officers and directors. These 1,700,000 shares are available for resale to the public pursuant to Rule 144 (See Item 20, Market for Common Shares and Related Stockholder Matters, for limitations on Rule 144 Stock) and are not being registered in this offering.

None of the selling shareholders or their beneficial owners:

(a) has had a material relationship with Beeston, other than as a shareholder at any time within the past three years; or

(b) has ever been an officer or director of Beeston or any of its predecessors or affiliates.

 Item 8. Plan of Distribution

Two separate offerings of the Company's shares will be held concurrently. One offering consists of a maximum number of 3,075,000 shares being offered by current shareholders at $0.10 per share. The second offering consists of a maximum number of 750,000 shares being offered by the Company at $0.10 per share.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by the Company. All of these shares will be issued to business associates, friends, and family of current Beeston shareholders and principals of the Company. The officers and directors of the Company, Mmes. and Messrs. Smith, Watt, Price and Upham will not register as broker-dealers in connection with this offering. Mmes and Messrs. Smith, Watt, Price and Upham will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as officers and directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

There will be no underwriters used, no dealer's commissions, no finder's fees and no passive market making for the shares being offered by current shareholders. The officers and directors of the Company, Mmes. and Messrs. Smith, Watt, Price and Upham will not register as broker-dealers in connection with this offering. Mmes. and Messrs. Smith, Watt, Price and Upham will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, not have they been so associated within the previous twelve months, primarily perform substantial duties as officers and directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

The selling shareholders will be selling 3,375,000 of the 4,125.000 shares offered in this prospectus, and 3,375,000 of the 5,825,000 total shares that will be outstanding if all of the shares to be sold by Beeston are sold. The selling shareholders will be selling 81.8% of the stock being sold in this offering, and 57.9% of the total shares that will be outstanding, if all of the shares to be sold by Beeston are sold. The shares being sold by the selling shareholders will be sold individually by each shareholder, at $0.10 per share, until the securities are quoted on a national exchange or other market, and thereafter at prevailing market prices. The shareholders' selling price will not necessarily be dependant on the price for which Beeston is offering the shares. If the shares sold by the selling shareholders are sold for a price that is less than the price for which Beeston is selling its stock, Beeston may not be able to sell its stock, and raise the necessary cash to complete its business development. In such event, the business may fail.

Beeston plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until July 30, 2003. The Company may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective. The selling shareholders have no time limit for the sale of their shares.

Beeston's common stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosure to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Beeston's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Item 9. Legal Proceedings

Beeston is not currently a party to any legal proceedings. Beeston's agent for service of process in Nevada is Nevada Corporate Headquarters, Inc., #700 - 101 Convention Center Drive, Las Vegas, Nevada 89109.

 Item 10. Directors, Executive Officers, Promoters and Control Persons

Brian Smith - Director/President/ Chief Executive Officer - Age 52

Mr. Smith graduated from the University of Saskatchewan, located in Saskatoon, Saskatchewan, with a Bachelor of Administration Degree (B. Admin) in 1971 and a Bachelor of Laws Degree (LL.B) in 1974. Mr. Smith was called to the Bar of British Columbia in 1975. Mr. Smith has been a director of the Company since July 12, 1999, and the President of the Company since July 13, 1999. Mr. Smith was also the Secretary of the Company from July 13, 1999 to September 11, 1999.

Mr. Smith has over 25 years experience in financial consulting and income tax planning. From 1976 to 1978, he was employed by Arthur Andersen, Chartered Accountants, before leaving to work in the corporate audit division of Revenue Canada, Taxation. In 1979, Mr. Smith again entered the private practice of law where he specialized in corporate and income tax matters. In 1984, he left the practice of law to pursue a career in financial consulting and tax planning, which, as a self-employed businessperson, he continues to this date. Mr. Smith has been allocating approximately 25% of his time to the initial development of the Company and will be committing at least that amount of time, on a priority basis, to the further development and financing of the Company's intended operations.

Cindy Watt - Director/Secretary/Chief Financial Officer - Age 46

Ms. Watt graduated from the Northern Alberta Institute of Technology, located in Edmonton, Alberta, with a Diploma in Medical Dicto-Typing (with distinction) in 1979 and from the University of Alberta in Edmonton, Alberta, with a Bachelor of Education (B. Ed) in 1989. Ms. Watt has been a director of the Company since September 10, 1999, and the Secretary of the Company since September 11, 1999.

Ms. Watt was employed by the Medical Records Department, University of Alberta Hospital as a Medical Transcriptionist from 1978 to 1979. From 1979 to 1980 she was a Medical Secretary in the Division of Infectious Diseases, University of Alberta Hospital. From 1981 to 1983 she was Medical Secretary to Drs. W. D. Forbes and B. M. Allan, Neurology and General Surgery, in Vancouver, British Columbia. From 1984 to 1989 Ms. Watt attended the University of Alberta where she completed her B. Ed. and two years of post-graduate work. From 1900 to 1992 she worked as an instructor in Medical Terminology/English Grammar at The Career College located in Edmonton, Alberta. In 1992 she returned to University of Alberta Hospital as a Medical Secretary in the Division of Cardiology until 1993 and then in the Division of Infectious Diseases until 1996. In 1997 she became Administrative Assistant to Dr. S. F. Paul Man, Director, Division of Pulmonary Medicine, University of Alberta where she worked until 1998 when she became Executive Assistant to Dr. Stephen L. Archer, Director, Division of Cardiology, University of Alberta. During the period 1998 to 2000, Ms. Watt also instructed, part-time, in the Business Program at Grant MacEwan Community College, located in Edmonton, Alberta. In 2001 she became Executive Assistant to Dr. Stephen Shafran, Director, Division of Infectious Diseases, University of Alberta, which position she holds to date.

Ms. Watt's knowledge and experience in the administrative and practical application of medical services and health care is extensive. She is initially prepared to provide a minimum of 20% of her time to the business objectives of the Company and to increase this time as the need arises.

Nicole Price - Director/Treasurer/Chief Accounting Officer - Age 27

Ms. Price graduated from the University of Saskatchewan, located in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree (B. Comm.) in 1999 and a Bachelor of Arts Degree (B. A.) in 2000. Ms Price has been a director of the Company since September 10, 1999, and the Treasurer of the Company since September 11, 1999.

Ms. Price, having majored in accounting and sociology, has applied her education skills in the area of health care since her graduation from university. In 2000, she was the site coordinator and developer for the Saskatchewan Brest Cancer Study, where she was responsible for the administration and supervision of the cancer centre. In 2000, she became a Special Care Supervisor with Citizens All Association, a publicly funded health care association where she was responsible for the provision of special health care to the individuals served by the association.

Ms. Price is prepared to provide a minimum of 20% of her available work time to the development of the Company's project.

Michael Upham - Director - Age 47

Mr. Upham has been a director of the Company since September 10, 1999, Mr. Upham has been in the retail sales and marketing sector for over 27 years. He was one of the youngest store managers of Jack Fraser's, a Canadian men's clothing chain, having worked his way up to a management level during his term with the company from 1971 to 1977. In 1978, Mr. Upham joined the sales staff at Finns Clothiers, where he worked as senior sales representative until 1985. In 1986, he became District Sales Manager for Playtex Canada Ltd. In this position, he was responsible for the supervision and training of the Company's sales staff for all of Western Canada, as well as participating in the market development and sales growth of the Company's products. Mr. Upham left Playtex Canada Ltd. in 1996 to become a District Sales Manager for Imperial Tobacco Company Limited, a position he holds to this date. In addition to the administrative and supervisory activities associated with his position, he is also involved in marketing and sales promotion.

Mr. Upham is prepared to provide a minimum of 20% of his available work time to the development of the Company's project.

None of the Company's directors or executive officers have been involved, during the past five years, in any bankruptcy proceedings, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

None.

Significant Employees

Beeston has no significant employees other than the officers and directors described above, whose time and efforts are being provided to Beeston without compensation.

 Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the names and addresses of each person who owns more than 5% of the outstanding stock of Beeston as of December 31, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Brian Smith * #305 - 3495 Cambie Street Vancouver, BC Canada V5Z 2W7	425,000	8.4%
Common	Cindy Watt** 278 Regency Drive Sherwood Park, AB Canada T8A 5P4	425,000	8.4%
Common	Nicole Price 213 Home Street West Moose Jaw, SK Canada S6H 4X4	425,000	8.4%
Common	Michael Upham and Elizabeth Upham *** 407 Mountain Park Drive S.E. Calgary, AB Canada T2Z 2N9	500,000	9.8%
Common	Directors and officers as a group (as 4 beneficial owners)	1,775,000	35%

* None of the children of Brian Smith live with him, and he has disclaimed any beneficial ownership of any common stock owned by any such child.

** None of the children of Cindy Watt live with her, and she has disclaimed any beneficial ownership of any common stock owned by any such child.

*** Michael Upham and Elizabeth Upham are husband and wife and own their common stock separately (Michael Upham 425,000 shares; Elizabeth Upham 75,000 shares) but are reporting as one beneficial owner.

The percent of class is based on 5,075,000 shares of common stock outstanding as of May 31, 2003.

Item 12. Description of Securities

COMMON STOCK

Beeston's authorized capital consists of 100,000,000 shares of common stock, $0.001 par value. As of May 31, 2003 there were 5,075,000 shares of common stock issued and outstanding that were held by approximately thirty-seven (37) shareholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Beeston's capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Beeston's issuance of common stock.

The financial statements included in this Prospectus and in the registration statement have been audited by David E. Coffey, an independent certified public accountant, to the extent and for the period set forth in his report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities

As permitted by Nevada Statutes and as provided under its Articles of Incorporation and by-laws (See Item 25, Indemnification of Directors and Officers, below), Beeston may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Beeston's directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originating under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Beeston pursuant to the foregoing provisions, Beeston has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Beeston will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. Beeston will then be governed by the court's decision.

Item 15. Organization Within Last Five Years

Beeston was incorporated on July 12, 1999, under the laws of the state of Nevada.

The directors of Beeston may be considered promoters pursuant to Rule 405 of the Securities Act of 1933. With the exception of the directors, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Beeston. No assets will be or are expected to be acquired from any promoter on behalf of Beeston. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Beeston Enterprises Ltd. was incorporated on July 12, 1999, in the state of Nevada. It is a developmental stage company. The Company has never conducted operations, it has had no revenues and it has few assets. As of May 31, 2003, the Company has incurred a total business loss of $24,857 since its incorporation. The Company has never declared bankruptcy, it has never been in receivership and, it has have never been involved in any legal action or proceedings. Since becoming incorporated, it has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Beeston is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan and purpose. Neither Beeston nor its directors, officers, promoters or affiliates, has had preliminary contact or discussions with, nor does the Company have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Beeston is developing a business as a medical diagnostic imaging service provider. Medical diagnostic imaging is defined as any visual display of structural or functional patterns of organs or tissues for diagnostic evaluation. It includes measuring physiologic and metabolic responses to physical and chemical stimuli, as well as ultra microscopy. The types of medical diagnostic imaging techniques available are standard x-ray, digital radiography, fluoroscopy, computed tomography ("CT"), magnetic resonance imaging ("MRI"), ultrasound, and many other related testing procedures such as mammography and densitometry, as well as nuclear medicine. All of these various techniques are used to provide internal images of the human body for diagnostic purposes. (See Item 16, Description of Business - Principal Products and Services).

Beeston's plan is to provide a variety of medical diagnostic imaging services for individuals throughout British Columbia and Alberta, Canada. Its plan is based on the demand for such services that currently exists under the Health Insurance Plans in these provinces (See Item 16. Description of Business - The Market). The exact types of services, location of facilities and operational details have not yet been determined, rather, they will be reviewed and determined as part of the development of its business operation. The Company's business plan of offering a variety of medical diagnostic imaging services will initially be limited to establishing a facility that offers services that are provided by one type of medical diagnostic imaging technique, either CT or MRI. (See Item 16. Business of Issuer - Principal Products and Services). However, as its business develops and the Company is able to expand its operations, it will pursue its overall objective of offering a variety of medical diagnostic imaging services, utilizing other medical diagnostic techniques, both at other facilities throughout British Columbia and Alberta and/or in conjunction with its initial facility. The Company does not expect to earn revenues from operations of its initial facility until the end of its first year of operations after this offering has been approved and closed, and the company is trading.

Beeston currently does not have any funds for the purchase of equipment or facilities, or for operating expenses of a medical diagnostic imaging facility. (See Item 4, Use of Proceeds). All funds being raised from this offering are being used to develop its initial facility for the provision of medical diagnostic imaging services, with a significant portion of the funds to be raised from this offering being used to pay for the services of industry consultants (See Item 17. Plan of Operations - Expenditures).

 At the present time the Company has no plans to expand its business outside of British Columbia and Alberta.

Principal Products and Services

The types of medical diagnostic imaging techniques used in medicine today are standard X-Ray, digital radiography, fluoroscopy, CT, MRI, ultra-sound and the related X-Ray procedure of mammography, and bone densitometry, as well as nuclear medicine, either individually or in combination with CT. Technically speaking, standard X-Ray is not a diagnostic procedure, but a radiological procedure. Diagnostic imaging is a relatively new term used to define the computer driven computer tomography and magnetic resonance imaging procedures. For its purposes, Beeston is using the term "medical diagnostic imaging" to apply to all of the techniques. Initially, Beeston plans to establish a facility in either British Columbia or Alberta that will offer services provided by one type of medical diagnostic imaging technique. As its business develops and it is able to expand its operations, the Company will proceed with its overall business objectives of offering additional medical diagnostic imaging services performed by other types of medical diagnostic imaging techniques at other facilities within British Columbia and Alberta, and/or in conjunction with its initial facility.

 Beeston has not yet determined the specific type of medical diagnostic imaging technique and related services it plans to provide for its initial facility. The least costly, and thus the more readily available, medical diagnostic imaging techniques such as X-ray, fluoroscopy, mammography or ultrasound are often used to initiate the medical diagnostic process. If the results from these latter techniques indicate the possibility of some sort of medical conditions, the CT and MRI, and to a lesser extent because of its scarcity, nuclear medicine medical diagnostic imaging techniques are then used to provide a more informative image for better diagnostic purposes. The use of this multiple step medical diagnostic process combined with the various waiting periods for the different procedures results in delayed diagnosis and delayed treatment, and consequentially a greater demand for services provided by CT, MRI and nuclear medicine medical diagnostic imaging equipment. In both British Columbia and Alberta, where it is used mainly for research purposes, there is limited access to the more recently developing medical diagnostic imaging technique of nuclear medicine. The advantages associated with the medical diagnostic imaging produced by this technique will eventually lead to a demand for its development as a major medical diagnostic imaging technique. However, while nuclear medicine has the potential for growth as a medical diagnostic imaging technique, the higher equipment costs, the shortage of trained radiation technicians, the costs of radiopharmaceuticals and the costs of licensing, transportation , storage, monitoring and reporting associated with the use of radiopharmaceuticals have resulted in the Company's decision to limit its selection of the type of medical diagnostic imaging technique it will use to provide medical diagnostic imaging services at its initial facility to either CT or MRI. (See Item 16. Business of Issuer - Existing or Probable Government Regulations)

CT ("computed tomography") or computed axial tomography ("CAT")is a medical diagnostic imaging technique that produces a series of x-ray or "scans", with each scan being a single slice of the selected area of examination. These individual x-ray slices are then stacked to produce precise images of internal parts of the body. The scans are produced by having the source of the x-ray beam encircle or rotate around the patient. X-rays passing through the body are detected by an array of sensors. Information from the sensors is computer processed and then displayed as an image on a video screen and still pictures are taken to record images.

CT scanning equipment is becoming more widely used as a medical diagnostic procedure because of the inherent benefits in providing a three dimensional diagnostic image. The type of CT scanning equipment used in a medical diagnostic procedure can vary in size (portable versus stationary), speed and image slicing capacity. While CT scanners utilize x-ray technology and operating procedures similar to standard x-ray diagnostic imaging equipment and fluoroscopy diagnostic imaging equipment, and also utilizes contrast dyes to highlight images and computer technology to produce images in a similar manner to that of fluoroscopy diagnostic imaging equipment, it is a higher level technology then these other two medical diagnostic procedures. CT scanners are more expensive than standard or digital x-ray diagnostic imaging equipment and fluoroscopy diagnostic imaging equipment and like the latter x-ray based diagnostic imaging equipment, they also have greater associated installation and facility construction costs that non-radiation medical diagnostic imaging equipment.

Like CT, MRI ("magnetic resonance imaging") , also sometimes called nuclear magnetic resonance ("NMR") scanning is a medical diagnostic imaging technique that produces images, which are the visual equivalent of a slice of anatomy, but without exposure to any form of radiation. MRI uses a large magnet that surrounds the patient, radio frequencies, and a computer to produce its images. Upon entering a MRI scanner, a patient's body is surrounded by a magnetic field up to 8,000 times stronger than that of the earth. The MRI scanner subjects nuclei of the body's atoms to a radio signal, temporarily knocking select ones out of alignment. When the signal stops, the nuclei return to the aligned position, releasing their own faint radio wave frequencies from which the scanner and computer produce detailed images of the human anatomy on a television monitor. Individual static images can then be converted into pictures. For certain MRI examinations, a contrast agent could be injected to highlight the appearance of an area under examination.

MRI scanning equipment, like CT scanning equipment, is becoming more widely used as a medical diagnostic procedure because of its ability to produce a three dimensional diagnostic image. The type of MRI scanning equipment used in a medical diagnostic procedure can vary in size (portable versus stationary and open versus closed), speed and cost. While a MRI scanner and a CT scanner are both capable of providing three dimensional diagnostic images, the MRI scanner is better that the CT scanner in detecting certain problems relating to the brain such as previous strokes, multiple sclerosis and tumors. The MRI scanner is also used to further evaluate abnormalities detected by other medical diagnostic procedures including CT scans. As with CT scanners and fluoroscopy scanners, MRI scanners can also use a contrast dye to highlight images and utilized computer technology to produce images on a monitor or screen. However, unlike standard x-ray, fluoroscopy and CT medical diagnostic imaging equipment, MRI scanners do not use x-rays to produce images. MRI scanners are more expensive than standard x-ray, fluoroscopy and CT medical diagnostic equipment, but have less association installation and facility construction costs than the radiation type medical diagnostic imaging equipment

The productivity of a CT or MRI medical diagnostic imaging system and the types of medical diagnostic imaging procedures that it can perform will vary depending on the type of CT or MRI Scanner, and the accessories and software programs used to configure the system. The CT or MRI medical diagnostic imaging system to be determined for Beeston's initial facility will comprise a design or configuration capable of performing multiple types of diagnostic imaging procedures.

The final decision as to what medical diagnostic imaging service would be appropriate will be made based on the recommendations of the industry consultants the Company has or will retain during its first year of operations after this offering has been approved and closed. The recommendations of the consultants will be based on their determination of the particular demand for the services provided by a given type of technique, the location for such services, staffing requirements, equipment and facility costs, the extent of government approvals and the ability of the Company to raise funds.

The Market

The existence of the Canada Health Act and the various Provincial Health Insurance Plans makes Canada a unique marketplace for medical services. Virtually every Canadian citizen is covered by the provincially administered public health insurance plans. The only situations not covered by the provincial plans are automobile accident costs, workplace accidents and injuries to professional athletes. Medical costs of workplace injuries are covered by the provincially administered workers' compensation plans, medical costs arising from automobile accidents are paid by any one of many auto insurance carriers, and sports injuries to professional athletes are paid by any one of a number of private insurers.

Medical service providers in Alberta and British Columbia will typically deal with the Alberta and British Columbia Medical Services Plans, the Workers' Compensation Board of British Columbia and Workers' Health, Safety and Compensation in Alberta for work place injury claims, the Insurance Corporation of British Columbia for auto accident injury claims in British Columbia and a wide selection of private insurance carriers handling auto insurance in Alberta and specialty insurance policies in both Alberta and British Columbia.

Provisions of the Canada Health Act have made it difficult for medical practitioners and medical service providers to provide medical diagnostic services to patients outside the Provincial Medical Insurance Plans. The only exceptions have been to automobile accident victims, under the auto insurance policy, injured workers who fall under workers' compensation coverage, professional athletes who must provide their own coverage because of the inherent added risk associated with their job and a limited number of service providers who have negotiated contracts with the Provincial Insurance Plans.

In recent years the government funded plans have fallen short of providing timely and satisfactory health care in Canada. This has resulted in long waiting lists for many services. Since timely services are not available in Canada, more and more Canadians are traveling to other parts of Canada as well as outside Canada to receive various medical procedures, including diagnostic imaging services. Rather than wait for periods up to six months or more for a CT-Scan, many patients are traveling hundreds or even thousands of miles to clinics where they can pay for their own CT-Scan and get it the next day. Insurance companies are also growing increasingly impatient, and have been seeking out private facilities to perform services and procedures without the delay.

The Canadian Association of Radiologists has been urging the Government of Canada to provide more public health funding for diagnostic imaging equipment to upgrade existing radiological equipment. They noted, for example, that while [Position Emission Tomography] PET scanning (a type of nuclear medicine medical diagnostic imaging equipment) has become important for detection of cancer and other diseases in the United States and Europe, there is little access to PET scanning in Canada. They contend that if planning is not implemented soon for this medical diagnostic procedure, private clinics will probably be established, offering the technology on a user pay basis ("Canadian Healthcare Technology", June/July 2001 edition).

Beeston intends to pursue the growing market of individuals, and their insurers, who are prepared to pay for their own medical diagnostic imaging costs by making such services available to individuals and groups that are prepared to pay for prompt service. It believes there are many individuals in Alberta and British Columbia who are prepared to pay for the service themselves in order not to have to wait for months for a CT Scan or MRI Scan.. Beeston also believes that workers compensation authorities, auto insurance companies and private insurers are also willing to purchase private medical diagnostic imaging services in order to have their clients assessed quickly, so they can go back to work and end their costly claims.

Beeston does not anticipate a need for a sophisticated promotion or costly marketing campaign, as the market for its medical diagnostic imaging services would be demand driven. The existence of a facility offering quick and assessable medical diagnostic imaging services will be sought out by the numerous individuals who are prepared to pay to expedite their access to such medical services. The number of potential institutional customers is relatively small; therefore it will be able to contact them directly. In British Columbia the Company would have discussions, as well as contract negotiations, with the British Columbia Medical Services Plan, the Worker's Compensation Board of British Columbia and the Insurance Corporation of British Columbia. In Alberta the Company would have discussions as well as contract negotiations with the Alberta Health Plan, the Worker's Health, Safety and Compensation and a number of private auto insurance carriers. Any private insurance carrier in British Columbia or Alberta handling specialty insurance policies would also be contracted directly by the Company.

 The final marketing strategy will be determined as part of the services to be provided by its industry consultants, however the Company anticipates using direct mail to insurance carriers, professional associations and physicians, and possibly limited advertising in professional publications and local print media. This marketing strategy is expected to cost the Company no more than $7,000 during its first full year of operations, following the approval and closure of this offering. If this basic advertising strategy is not effective, the Company may be required to undertake more costly marketing programs, such as radio and television advertising and billboards.. It anticipates that this later strategy will cost no more than $20,000.

Competition and Competitive Strategy

Beeston has not conducted a marketing study and the Company is unsure at this time if it will be conducting a study in the future. As stated in Item 4, Use of Proceeds, it has a very limited marketing budget of only $7,000. for marketing costs during the period covered by the first year of operations following the approval and closure of this offering. Any additional costs for the marketing plan will be paid out of funds Beeston expects to raise through debt financing, and, later, sales of common stock. Potential revenue and expense projections for the first two years will be determined during the first full year of operations after this offering has been approved and closed.

Beeston believes that it will have a number of advantages over government funded hospitals that provide medical diagnostic imaging services. These hospitals are run as independent entities, operating on a set government funded budget. There is no central administration controlling or sharing the costs of the various facilities. Each facility conducts business on its own and each administers a full range of medical care and services plus, in many cases, the provision of teaching and training. The current fee schedules for the provision of medical diagnostic imaging services by hospitals in these provinces is calculated by their respective medical health service plans to cover a portion of all of their operating costs. The medical services to be provided by Beeston will be limited to specific types of medical diagnostic imaging procedures. By selecting the type of medical diagnostic imaging procedures it will provide and the type of equipment it will use to provide them based on such factors as demand, equipment costs, operating costs, availability of trained staff, procedure time requirements and limited pricing structure, the Company will be able to operate more cost effectively. Assuming its fee schedule for the services it plans to provide is the same as those charged by the hospitals, the lesser costs of operations for the Company's facility will provide for its profitable operation.

The private clinics currently operating in British Columbia and Alberta all charge fees in excess of those provided under the respective medical services plans of those provinces. The fee premiums are related to the access time for the limited services these private clinics provide. The faster the client requires a particular service, the greater the fee. In Alberta, the Alberta Health Plan will currently pay for the services its clients receive at a private clinic up to the maximum prescribed under its fee schedule. The client will then be responsible for paying the difference between the Alberta Health Plan rate and the rate charged by the private clinic. As stated previously, Beeston believes that it can operate more cost effective than its main competition, the publicly funded hospitals. It also believes that the fees it will be able to charge for the specific services it will provide at its medical facility will probably be within a range. At the low end , the fees prescribed under the applicable provincial health insurance plan will be charged to clients of any major institutional customer who has a service contract with Beeston, and thereafter, progressive fees will be charged to clients who are not covered under such a service contract with Beeston, with fees for immediate service being at the high end. To the extent that any of the procedures Beeston will provide are provided by private clinics within British Columbia or Alberta, Beeston will adopt a similar fee structure to be competitive with these clinics. For those services for which the Company has no basis of comparison, it will utilize the services of its consultants to determine the fees for such services. Beeston will also have this ability to charge a premium for those medical diagnostic imaging procedures provided to individuals who are not prepared to wait in line for the government funded services and are willing to pay for these services themselves.

Government funded facilities are often located in geographical areas because of public policy and political considerations, without regard to costing. Beeston will be able to operate its facilities in locations where it is determined to have a greatest user demand in terms of the number of individuals using the services. Government funded facilities are also generally slow to change or improve procedures and services due to the demands placed upon them to provide a multitude of medical services and the restraints of government budgets. Beeston would be better able to identify the need for changes and improvements and to initiate them when required due to the specialized nature of its services and its ability to access financing outside of government funding.

The competition facing the Company in British Columbia and Alberta comes predominantly from the public sector; from government owned and operated hospitals. In British Columbia, nearly all diagnostic imaging is done through hospitals. Private clinics are only found in Vancouver and Kelowna, and even then there are only a few of them. In Alberta there are many more facilities spread throughout the province, however most of the clinics only offer basic services with limited resources. Because there are only a few private clinics in all of Alberta and British Columbia that are presently providing any type of CT or MRI medical diagnostic imaging services, there will be little or no competition from other private facilities offering the same or similar services the Company plans to offer at its initial facility.

Beginning with its initial facility, ,Beeston's strategy will be , to locate clinics strategically, and to provide quick, comprehensive and user demanded services. During its first year of operation following the approval and closure of this offering, the Company plans to establish a facility offering either a CT or MRI medical diagnostic imaging service having multiple diagnostic imaging capacities. It will utilize the services of industry consultants to assist it in the implementation and execution of its business plan. Within the first three to six months of its first year of operation, the Company, based on the assessments and recommendations of its consultants, will determine the type of medical diagnostic imaging services it will provide, the type of medical diagnostic imaging system it will acquire and the location for its initial facility For example, Beeston may be able to supply certain services in an area where the government does not have a particular type of medical diagnostic imaging service or where resources for that service are limited and there are long waiting lists. It is not uncommon in British Columbia for stroke victims to wait for up to three months to receive a CT Scan. As a result, it is possible that Beeston may be able to contract services either with the British Columbia Medical Services Plan or the Alberta Health Plan in an area where there is a supply deficiency - where long waiting lists exist.

Beeston may also be able to obtain a contract with other major institutional customers. (See Item 16. Description of Business - The Market). If it is successful in concluding any contracts for the provision of the medical diagnostic imaging services it plans to offer at its initial facility, the Company will still be able to provide its services to private individuals at higher rates, as well as providing services under contract to clients of one or more major institutional customer, but at a lower contract rate.

As stated previously the Company is in its early development stage and it has not yet determined its facility and equipment acquisition and operating costs or the matter of a fee schedule. Beeston will be utilizing the services of industry consultants to assist it making these various determinations. It expects to determine these costs and set fees schedules during the first year of operations following the approval and closure of this offering.

Corporate Development

In the earlier development stage of Beeston's operations it will concentrate on establishing a facility in one location that will offer services provided by either a CT or MRI medical diagnostic imaging system. A decision on the location will be made based on discussions with the British Columbia Medical Services Plan and the Alberta Health Plan and in consultation with industry consultants. Ideally, Beeston would prefer to establish its initial facility within whichever provincial jurisdiction is prepared to enter into a service agreement with the Company.

Beeston does not have meetings scheduled with either of these organizations, nor has it had contact with any of their officials. The Company anticipates engaging in meetings with these organizations, with its consultants, on a limited basis during its first year of operations immediately following the approval and closure of this offering with the view of accelerating the discussion and contract negotiation process as the plan for its initial facility progresses. The purpose of these meetings will be to explore the possibility of working with either of the provincial health services plans and offer services in areas where there are current shortages. The Government of Alberta is on record ( Commission on the Future of Health Care in Canada, November 28, 2002: Premier's Advisory Council For Health in Alberta, 2001) as having an interest in partnering with the private sector to develop health care services where there is a demonstrated need or shortage of services.

In addition, the Company and its Consultants will carry on negotiations for a contract to provide its medical diagnostic imaging services to the other major institutional customers within that province. In British Columbia, these negotiations would be with the Workers' Compensation Board of British Columbia and the Insurance Corporation of British Columbia, and in Alberta, they would be with Worker's Health, Safety and Compensation and various private auto insurance carriers, as well as private insurance carriers who provide specialty insurance to athletes in either British Columbia or Alberta.

Upon completion by the Company and its consultants of its various contract negotiation activities, and the determination of all of the considerations relating to the establishment of its initial facility, including the specific amount of funds required to set up and operate its initial facility, Beeston will pursue raising additional funds by means of debt and/or equity financing. Based on a fully developed plan for the establishment of a profitable business operation, created and supported by the finding of its industry consultants, it will attempt to raise sufficient funds from either institutional lenders and/or additional stock offering to private investors.

To the extent that the Company is able to raise the additional funding required to establish its initial facility, its operation will then provide a base from which to expand its business operations and accomplish its long term plan of providing a variety of medical diagnostic imaging services at a number of facilities located throughout British Columbia and Alberta. Expansion of the Company's business will be undertaken in slow deliberate stages as it continues to develop the experience and resources to manage growth effectively.

Sources and Availability of Equipment and Supplies

As stated previously, Beeston is an early developmental stage company and has not determined the specific type of medical diagnostic imaging technique and related services it will provide, but has limited the selection to either CT or MRI (See Item 16. Description of Business - Principal Products and Service). As a result, it has not developed a budget which provides for a specific type of medical diagnostic imaging system and the supplies required in its operation but expects to develop such a budget within the first three months following the approval and closure of this offering. This equipment selection process will be based on the recommendation of its industry consultants and from the results of their discussions with the major institutional customers for medical services regarding the demands for various types of medical diagnostic imaging services within the Provinces of British Columbia and Alberta. The development of a specific budget for a medical diagnostic imaging system will be part of its overall budgeting process and will require the assistance of consultants in assessing the medical and technical aspects relating to the various technologies and the various types of equipment used to provide medical diagnostic imaging services.

There are several large companies that produce a majority of CT and MRI medical diagnostic imaging equipment that are available in the market. All of these large manufacturers of medical diagnostic imaging equipment have sales, distribution and servicing facilities in Canada. While all of the equipment supplied by these various manufacturers is readily available, the time required for the delivery, installation, testing and operation of the various types of medical diagnostic imaging equipment and accessories that comprise a medical diagnostic imaging system can take up to six months. There are also a number of smaller Companies, generally competing at the lower product end, that produce a limited selection of CT and MRI medical diagnostic imaging equipment. The delivery, installation and testing time for the equipment produced by these small manufacturers is similar to that of the larger manufacturers. In addition, most of the manufacturers, as well as numerous distributors, provide for the resale of previously used medical diagnostic imaging equipment. Information on the specific types of equipment and accessories and its availability is provided by many of these various manufacturers and distributors on their internet web sites as well as through direct discussion with sales personnel. However, the technical aspects and appraisal of suitability of accessories will require the assistance of an industry consultant to determine the specific medical diagnostic imaging systems the Company will require for its initial facility. Beeston will utilize the services of its consultants to provide the necessary knowledge and expertise the Company will require when it begins its equipment selection process.

The Company does not currently own or lease any of the equipment and/or supplies necessary to implement its business plan. All equipment and supplies that Beeston requires for its initial facility is available for delivery, installation and testing within a period of six months from numerous sources. Equipment and supply shortages, restrictions or any other type of limiting factors have not characterized this industry in Canada, and there are no indications that such problems will occur in the foreseeable future. The Company will not be manufacturing, assembling or processing any of the products, or any part of the products that it will be using. It will be acquiring all of its equipment and supplies from manufacturers or distributors.

Beeston has made no effort to source specific equipment or supplies and does not expect to do so until after the approval and closure of this offering. At which time, the Company will be relying upon its industry consultants to advise it in matters pertaining to the selecting and securing of equipment and supplies.

Dependence on One or a Few Major Customers

Beeston's plan of operation involves some additional risk due to the fact that there are a limited number of major customers in the British Columbia and Alberta medical service marketplaces. As has been stated previously, the Canadian marketplace for medical services consumers is limited to provincial medical plans, workers' compensation authorities, auto insurance carriers, specialty insurance providers and individuals that are dissatisfied with the long waiting lists for services through government funded facilities (See Item 16. Description of Business ' The Market). As a result, the Company will be directing a great deal of its efforts to securing clients of these limited number of major institutional customers. Although the Company has no operating experience to support its contention, it believes it is imperative that it secure business with one or more of these major institutional customers, such as the provincial medical plans, the workers' compensation authorities and the auto insurance industry. Relying solely on individuals would not provide sufficient revenues to sustain the Company's business.</r

During the process of determining the various developmental considerations for the establishment of its initial facility, the Company will, with the assistance of consultants, engage in negotiations with various major institutional customers within British Columbia and Alberta. Beeston believes that the presentation of a plan for the establishment of a facility providing a medical diagnostic imaging service for which there is a significant demand and which is capable of providing a superior quality product such as is the case for either CT or MRI medical diagnostic imaging equipment, plus assuming the responsibility for its funding, will provide the Company with a basis for negotiating a contract for these services with one or more of the major institutional customers. If Beeston is unable to obtain a contract for the provision of the medical diagnostic imaging services it plans to offer at its initial facility, it will still proceed with its efforts to obtain funding to complete the establishment and operation of the facility. The lack of a contract for the provision of these services to clients of one or more of the major institutional customers will reduce the Company's chance of obtaining the necessary funding and in fact may result in the Company not being able to raise sufficient funds for it to proceed further with its business plan.

Beeston has not developed relationships with any potential customers nor has it made any attempt to do so. It expects to begin work at establishing a base for such discussions some time within the first three months of its first operating year following the approval and closure of this offering.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry or any of the products or services that the Company plans to provide, which would give cause for any patent, trademark or license infringements or violations. It has also not entered into any franchise agreements or other contracts that have given or could give rise to obligations or concessions.

Governmental Controls and Approvals

There are a number of government approvals required before Beeston can begin to establish its facilities, as well as on-going controls on the continued operation of the business. Beeston intends to lease space for the establishment of its initial facility at a location, within a large urban center within British Columbia or Alberta that will satisfy various site requirements (See Item 16. Description of Business - Facilities). The determination of a location to lease for its initial facility will be affected, not only by the number of rental spaces available, but also by local government zoning bylaws and building codes. The zoning bylaws may require that the Company's initial facility be located in certain areas of an urban center designated for commercial or light industrial businesses. Because of the nature of the equipment required for the business, (See Item 16, Description of Business - Principal Products and Services) building codes may present building design and infrastructure considerations, such as ensuring that structural requirements exist or are provided for to support the weight of the medical diagnostic imaging equipment, that place restrictions on where the facility can locate based on the availability of rental spaces that comply, or can be made to comply, with the applicable building codes of a particular municipality or city. While the commercial and light industrial zoned areas within the larger urban centers generally provide lease spaces for the provision of various types of businesses, and many rental structures located in these particular zoning areas do or can be made to comply with the building codes for a business such as the Company's, Beeston may not be able to lease space for its initial facility in a location that satisfies all of the requirements for the provision of its services. If the Company is unable to locate its initial facility in a location that does not satisfy all of its requirements for the provision of its services to clients, it could effect the Company's ability to conduct businesses and the business could fail.

The provincial governments also have various requirements regarding the use of the equipment and the handling of supplies. The provincial Workers' Compensation Board of British Columbia and the Workers' Health, Safety and Compensation for Alberta are responsible for enforcement in these areas. In both Alberta and British Columbia the operators of the equipment (Radiology Technicians) are trained to monitor the condition of the equipment and are charged with the duty of maintaining the equipment in accordance with various regulatory requirements. The business operators are required to employ licensed Radiology Technicians to operate the equipment at all times.

In general, local and provincial governments, in cooperation with the Federal Government, are responsible for enacting and enforcing various controls required for the establishment and operation of medical diagnostic imaging facilities in their respective jurisdictions and for providing approvals at various times in this process. The Federal government is responsible for ensuring the quality and safe operation requirements for the medical diagnostic imaging equipment sold in Canada. Sellers of medical diagnostic imaging equipment in Canada are responsible to ensure that the equipment they are selling meets specific manufacturing and operating standards in order to obtain a license for the sale of a particular piece of equipment.

Beeston has not had any formal discussions or made any applications for licenses, permits or approvals in relation to the establishment of a facility or the obtaining, installing and operating of any medical diagnostic imaging equipment with any of the governing regulatory authorities. Any discussions and applications will be subject to the recommendations of the industry consultants that are to be retained to advise and assist the Company.

Existing or Probable Government Regulations

The government regulations concerning medical diagnostic imaging facilities are well established and extensive. All x-ray type medical diagnostic imaging equipment sold in Canada must comply with the standards established under the "Radiation Emitting Devises Act" (R.S. 1985, CR-1) and all such x-ray type equipment, ultrasound, MRI and nuclear medicine diagnostic imaging equipment sold in Canada requires a Medical Device License issued pursuant to the "Medical Devices Regulations" under the authority of the "Food and Drugs Act" (R.S. 1985, C.F.- 27). Compliance with these regulations is the sole responsibility of the manufactures and distributors of this equipment.

Various Safety Codes and Guidelines established by the "Consumer and Clinical Radiation Protection Bureau" ("CCRPB") established under the "Healthy Environments and Consumer Safety Branch" of the Department of Health, Canada, provide for the installation and operation of all x-ray type medical diagnostic imaging equipment and facilities. The CCRPB inspects and assesses all installation of the x-ray type medical diagnostic imaging equipment and performs ongoing inspections of this equipment and facilities that are under federal jurisdiction. Through cooperative efforts such as the "Federal Provincial Territorial Radiation Protection Committee", the federal and provincial governments have collaborated to provide a harmonization of their respective health and safety programs. As a result, the Safety Codes and Guidelines established by CCRPB have been adopted for the most part by its provincial counterparts. Similar inspection and assessing of the installation of x-ray type medical diagnostic imaging equipment and inspection and monitoring of the equipment and the facilities is carried out by the "Workers Compensation Board" in British Columbia, and the "Workers Health, Safety and Compensation" in Alberta. These latter government agencies will charge a fee for the initial inspection of the installation of medical diagnostic imaging equipment prior to it being approved for operation. Depending on the type of equipment, the inspection fee can range from $1500 to $3000.

The Safety Codes and Guidelines established by CCRPB also provide for the monitoring of employee exposure to radiation relating to the operation of radiation type (x-ray) diagnostic imaging equipment. (See Item 16, Description of Business - Principal Products and Services). The Radiation Protection Bureau ("RPB"), established by the Health Environment and Consumer Safety Branch of the Department of Health, Canada publicizes Annual Reports which determines what job sectors and category of work requires an employer to establish an "Exposure Control Plan". This Exposure Control Plan involves the regular monitoring, recording and reporting of employee exposure to x-ray emitting devices.

To assist in this reporting process, employees are generally required to wear a dosimeter device or tag which measures any exposure to x-rays. The dosimeter results are then recorded by the employer for each employee. These dosimeter records must be retained by the employer as well as summarized in reports filed with the RPB. The RPB operates the National Dosimetry Services which provides personal radiation monitoring to Canadians exposed to radiation such as x-rays as a result of their work. The CCRPB federally, and its provincial counterparts, the Workers Compensation Board of British Columbia and Alberta's Workers Health, Safety and Compensation, also performs regular inspections of facilities operating radioactive type medical diagnostic imaging equipment to ensure compliance with the requirements for monitoring and reporting the exposure of its employees to such equipment.

The CCRPB also provides Guidelines for the use of MRI medical diagnostic imaging equipment but does not provide for any inspection and monitoring.

The "Canadian Nuclear Safety Commission" ("CNSC") established under the "Nuclear Safety and Control Act" (s.c. 1997, c.9) regulates the transportation of nuclear substances in Canada in cooperation with Transport Canada. The CNSC provides regulations for the packaging and transportation of nuclear substances used in medicine. This is done by a licensing process that requires compliance through audits and inspections. The CNSC also regulates the establishment and operating of diagnostic nuclear medicine facilities. All such facilities require a license for storage of nuclear material (radiopharmaceuticals) and for the installation and operation of nuclear medicine diagnostic imaging equipment. The licensing fees for these various licenses are calculated on the basis of the time required to assess and approve the particular license and could range from between $700 for the transport license to $4500 for the facility license . These licenses are normally issued for a term of two years.

In both British Columbia and Alberta, operation of medical diagnostic imaging equipment is restricted to certified radiation technologists, trained in the use and operation of this type of equipment. In addition, there must be a radiologist and/or a radiation technologist on site at all times who is assigned responsibility for ongoing quality control, record keeping, reports and staff training requirements.

Finally, local municipal or city zoning by-laws and building codes will have to be part of any decision by Beeston as to where it will locate its facilities and what type of construction or improvements will be required. As stated previously, these zoning by-laws and building codes, which are designed to provide for common business areas and for conformity with accepted building practices, could effect the ability of the Company to establish and operate a medical diagnostic imaging service facility. (See Item 16. Business of Issuer - Government Controls and Approvals).

Compliance with the numerous regulations, codes and guidelines, plus acquisitions of appropriate licenses will be part of any medical diagnostic imaging service plan of operation. The extent of the regulation and the need for a particular license will be dependant upon Beeston's ultimate determination of the type of service and equipment it will provide. Beeston does not believe these issues will be excessively onerous. The only fee chargeable in relation to any government approvals would be the fee for the initial inspection of the installation of medical diagnostic imaging equipment for Beeston's initial facility by either the Worker's Compensation Board of British Columbia or Workers' Health, Safety and Compensation in Alberta and would range from between $1500 to $3000 on a one time basis. Because Beeston will not be utilizing a nuclear medicine medical diagnostic imaging technique at its initial facility, there are no other licensing fees involved in relation to the establishment of its initial facility. It will be relying on industry consultants to help identify potential problems and to determine when and the extent of any formal communications the Company will have with any government agencies concerning regulatory and licensing issues.

Research and Development Activities and Costs

Beeston's directors and officers have undertaken no research or development to date regarding products or service provision. The Company does not have any plans to undertake any additional research or development in the future.

Compliance With Environmental Laws

There are environmental laws in Canada concerning the use of and disposal of hazardous materials. This only becomes a consideration if at some future time the Company were to decide to provide nuclear medicine diagnostic imaging services which requires the use of radiopharmaceuticals. Given the minimal amounts of radioactive material involved in the diagnostic nuclear medical technique compliance with hazardous products laws does not present a major cost or unmanageable problem. A license is required for the transport and storage of the radiopharmaceuticals (See Description of Business - Existing or Probable Government Regulations), however, the disposal of radiopharmaceuticals is not a hazard issue. The radiopharmaceutical used in a diagnostic nuclear medicine technique is safe enough to inject into a person and once activated is self destructive, decaying away within 30 to 90 minutes, leaving only a harmless chemical residue for the body to dispose of by natural body function. Radiology technicians are trained in the proper handling of any hazardous materials, and under provincial law, they are charged with the responsibility of ensuring its safe handling, usage and storage .

Beeston has not made any formal enquiries to any governmental agencies concerning environmental laws. These issues will be addressed in consultation with its industry consultants during the first three months of its first year of operations, following the approval and closure of this offering.

Facilities

Beeston intends to lease space for the establishment of its initial facility within a large urban center located in either British Columbia or Alberta. (See Item 17. Plan of Operations). The determination of a rental location will involve various considerations and will require numerous reviews and assessments to be made by the Company, with the assistance of its consultants. The site requirements will include such considerations as, ease of access, parking, floor loading and building safety requirements, (See Item 16, Description of Business - Government Controls and Approvals), site-influence and compatibility or complimentary neighborhood facilities. The size of the lease space required for the initial facility will depend on whether the Company used a CT or MRI medical diagnostic imaging technique, the resulting design and size of the equipment and the configuration of the system. As a result, the estimated square footage requirement could range from between 1200 sq. ft. to 2000 sq. ft. The lease space would require a concrete floor to provide a solid base for the medical diagnostic imaging equipment and most likely would have to be at ground level. The lease space would also have to be renovated to provide shielding in the walls and ceiling in the room containing the CT or MRI scanning equipment. The CT scanning equipment would require lead shielding and the MRI scanning equipment would require steel and/or copper shielding. These shielding requirements are, however, generally included in the acquisition cost of the equipment. At the present time Beeston leases approximate 150 square feet of office space at #200 - 1687 West Broadway, Vancouver, British Columbia, and has purchased various office equipment for use in its initial development stage. The lease is for a period of one (1) year, renewable for a period of one (1) year, but is cancelable by the Company upon one (1) months notice. The Company believes this leased space will be sufficient for its current operations up until the time it establishes its initial facility. Beeston does not rent or own any other real property or facilities

Employees

Beeston currently has no employees.. The Company's officers and directors have been and will continue to provide their services to the Company without charge and will do whatever work is necessary to bring the business to the point where it will need operational staff. The Company expects to be hiring operational staff for the facility during the latter part of its first year of operations following the approval and closure of this offering when it plans to commence operation of its initial facility. Although Beeston has not yet made any decisions on staffing, its preliminary investigations indicate that it should be able to operate a facility with between three and five full time staff equivalents; one receptionist/stenographer, one radiologist and one to three radiation technologists.

A radiologist is a medical doctor who has received additional training to be a specialist in the interpreting of imaging exams or procedures to diagnose and treat medical conditions. Before a radiologist can practice in either British Columbia or Alberta, he or she must be licensed by the "College of Physician and Surgeons" for that province, certified in Diagnostic Radiology by the Royal College of Physicians and Surgeons of Canada, and registered under the Health Insurance Plan of that province.

Radiation technologist can receive training and certification in the use and operation of various types of medical diagnostic imaging equipment. The type of training requirements for the radiation technologists to be employed by the Company will be dependent upon the type of medical diagnostic imagery equipment it ultimately acquires. Radiological technologists, or radiographers, are radiation technologists who are trained and certified in the use and operation of x-ray type medical diagnostic imaging equipment. Nuclear medicine technologists are radiation technologists who have received training in the use and operation of medical diagnostic imaging equipment associated with nuclear medicine. Radiological technologists who perform MRI diagnostic procedures are required to complete additional training in the use and operation of MRI diagnostic equipment. All radiation technologists must be certified by the Canadian Association of Medical Radiation Technologists or a provincial counterpart or an appropriate provincial governing body before they can use or operate any of the medical diagnostic imaging equipment in any province.

The safety codes and operating guidelines established by the federal and provincial governments (See : Description of Business - Existing or Probable Government Regulations) require that a medical diagnostic imaging facility have a licensed radiologist and/or certified radiation technologist on staff who is responsible for quality controls and that the operator of any medical diagnostic imaging equipment be a certified radiation technologist. Any facility or facilities operated by the Company must ensure that all medical staff members comply with these various licensing and certification requirements.

Reports to Security Holders

Beeston is currently not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this Prospectus, Beeston is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-KSB, which will include audited financial statements.

Upon effectiveness of this Form SB-2, Beeston expects to be subject to the reporting requirements of the Securities and Exchange Commission and will file reports, including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with it at http://www.sec.gov.

Item 17. Plan of Operation

Beeston is a development stage company with no operations, no revenue, limited financial backing and few assets. Its plan of operations is to build a business providing medical diagnostic imaging services for individuals in Western Canada. Its customers will be both the individuals who are receiving the services as well as the provincial medical insurance providers, workers' compensation boards, auto insurance carriers and specialty insurance providers. At the present time, nearly all of these services are provided via the public administered system in public hospitals. With provincial governments closing hospitals and cutting back on hospital-based services - as they are now doing - it believes the demand for privately operated medical diagnostic imaging facilities will increase substantially in the coming years. Long waiting lists for medical services and procedures have become a way of life for Western Canadians. It is common for patients to wait months for routine medical diagnostic imaging services and if the patient is not living in Edmonton, Calgary, Victoria, Kelowna or Vancouver, they may have to travel hundreds of miles to one of these centers to receive the service. Beeston believes there is an excellent opportunity to establish private facilities in both British Columbia and Alberta, and it intends to develop a plan to do so within the first year of its operations following the approval and closure of this offering.

Beeston's plan is to market its services directly to the individual client, who is dissatisfied with the provision of service under the current government funded medical system and to the limited number of major institutional customers who make up the British Columbia and Alberta medical services marketplaces (See Item 16. Description of Business - Dependence on One or a Few Major Customers). The major institutional customers include automobile insurance carriers, provincial worker's compensation boards, disability insurance plans, specialty insurers , such as those who insure professional sports teams, and the Alberta and British Columbian Medical Insurance Plans. At the present time all of these groups compete for scarce resources and everyone is forced to endure long waiting times for access to medical services.

In both British Columbia and Alberta, in any given area, the provision of various medical diagnostic imaging services is either limited or does not exist. The Company believes the British Columbia and/or Alberta Medical Service Plans will contract to purchase its medical diagnostic imaging services if it is able to offer services provided by a medical diagnostic imaging technique that is extremely limited in its availability and for which the demand is exceptionally high. In recent times the provinces have been known to purchase medical diagnostic imaging services from local private clinics as well as private clinics outside their jurisdictions when these services were not readily available in a particular area.

Beeston also believes that the other major institutional customers would find it advantageous to contract to purchase its services. Other major institutional customers may have a vested interest in having their clientele receive quality services as quickly as possible. In most cases the insurance carrier or workers compensation authority is required to pay their client's wage replacement or compensation benefit while the client waits for a medical diagnostic imaging service. In both Alberta and British Columbia, virtually all existing medical facilities are government owned and operated. This means that usage is on a first come, first serve basis, with exceptions for emergencies. The exceptions are generally the ambulatory cases. Beeston does not anticipate receiving ambulatory cases. However, because it will be a privately owned facility, it will be able to accept clients on whatever basis it deems appropriate. This will allow Beeston to give priority to special interest groups or user groups who negotiate special arrangements. The Company's ability to provide a timely and highly demanded medical diagnostic imaging service will present these major institutional customers with the means for achieving appreciable cost savings.

Beeston's early development will be limited to the establishment of a facility in either British Columbia or Alberta that will offer services provided by either a CT or MRI medical diagnostic imaging technique (See Item 16. Description of Business - Principal Products and Services).The Company believes that limiting its medical diagnostic imaging services to a facility offering either a CT or MRI medical diagnostic imaging technique during its early development stage will provide it with a basis for accomplishing its long term business plan of offering a variety of medical diagnostic imaging services at a number of facilities throughout British Columbia and Alberta. Beeston expects to have its initial medical diagnostic imaging facility in place and ready to receive clients by the beginning of its second year of operations following the approval and closure of this offering. Its first year of operations following the approval and closure of this offering will be spent planning and developing its initial facility, establishing relations with potential user groups, securing facilities and equipment, and raising additional funds to pay for the leasing of equipment and its initial facility and to cover the initial operating costs of the facility.

Beeston currently does not have any funds for the leasing of equipment or facilities, or for operating expenses of a medical diagnostic imaging facility. (See Item 4. Use of Proceeds). All funds being raised from this offering are being used to develop its initial facility for the provision of medical diagnostic, imaging services, with a significant portion of these funds to be raised from this offering being used to pay for the services of industry consultants (See Item 4. Use of Proceeds). The technical and specialized nature of the Company's planned business operation necessitates the use of industry consultants to develop and implement its initial business operation. The developmental considerations for Beeston and its consultants include:

 (a) determining the appropriate type of medical diagnostic imaging equipment to be acquired by the Company (See Item 16. Description of Business - Equipment);

 (b) determining the facility requirements relating to the type of medical diagnostic imaging equipment selected and the most viable location for such a facility (See Item 16. Description of Business - Facilities);

 (c) assuring the ability to comply with applicable regulations and codes established by various levels of governments which must be adhered to in order to obtain the approvals from these respective government authorities to operate a medical diagnostic imaging service business (See Item 16. Description of Business - Government Controls and Approvals);

 (d) selecting and retaining the services of licensed medical practioners and radiological technicians (See Item 16. Description of Business - Employees);

 (e) negotiating with the major institutional clients for a contract to provide medical diagnostic imaging services to their clients (See Item 16. Description of Business - Dependence on One or a Few Major Clients);

 (f) setting a pricing structure for the various types of medical diagnostic imaging services to be provided (See Item 16. Description of Business - Competition and Competitive Strategy); and

 (g) providing for additional funding necessary to finance the Company's plan of operation.

While some of these considerations can be assessed using the knowledge, training and experience of its current management, the assessment and undertaking of many of these considerations will require the services of consultants from within the industry. These consultants will provide Beeston with the knowledge and experience in the area of health care services under the provincial health care systems, and specifically in the area of medical diagnostic imaging services. The Company believes that the utilization of the services of consultants to undertake assessments and make recommendations, as well as to participate and assist in negotiations on behalf of the Company, will be necessary for it to be successful in its plan to establish a medical diagnostic imaging services facility. To the extent that the Company is unable to raise sufficient funds to pay for the services of these industry consultants, it may not be able to proceed with its business plan.

In view of the fact that the Company will require the services of industry consultants throughout its early development stage, it has acquired the services of Charles Ames, as a consultant, to assist the Company during its early development, at such time as it shall require his services. Mr. Ames has 28 years experience in the medical services industry as a result of his work with the Department of Health for the Province of Saskatchewan, where he was responsible for the review and approval of planning and budgeting for staff, space and equipment requirements for government funded hospitals. He has agreed to provide whatever services are required, or to undertake whatever role is needed, to assist the Company in developing and implementing its plan for the establishment of its initial medical diagnostic imaging facility. Mr. Ames agreement with Beeston provides for him to make his services available to the Company for a period of one (1) year, with a renewal option for an additional one (1) year period. Mr. Ames will be paid monthly on a fee for services basis at a rate of $350 per day, and will work on an "as needed" basis with no minimum or maximum commitment or requirement. Mr. Ames agreement with Beeston may be terminated after the initial one (1) year period or at any time during the additional one (1) year renewal period by either party upon delivery of thirty (30) days written notice. The Company will avail itself of Mr. Ames services at such time as this offering has been approved and closed.

The determination of the location for the initial facility will involve various factors, However, the Company will limit the selection of a location to large urban centers, as they will provide the greatest economic benefit and resources. The large urban centers will provide for a larger potential client base and demand for medical diagnostic imaging services, and access to a greater number of medical practioners and medical infrastructures, such as hospitals, to compliment such services. These areas also provide a larger potential base for staff or amenities, which hopefully will attract staff to relocate. Suppliers of medical diagnostic imaging equipment and supplies as well as service technicians either reside in these large urban centers or have easy access to them. In addition, as Beeston intends to lease space for the establishment of its initial facility, the number and selection of appropriate lease spaces will be potentially greater.

Beeston has not yet determined where it will locate its initial facility . This decision will be made by the Company within the first six months of its first year of operations following the approval and closure of this offering. The Company will utilize the services of its consultants in determining the most appropriate location for its initial facility. The Company and its consultants intend to meet with representatives of each of the major institutional customers in each province. These groups include: the British Columbia Medical Services Plans, the Alberta Health Plan, the Insurance Corporation of British Columbia, the Worker's Compensation Board of British Columbia, Alberta Health, Safety and Compensation, the British Columbia and Alberta Medical Associations, a host of private insurance carriers and various professional sports teams. The Company will endeavor to develop an interest in its initial facility with as many of these groups as possible. Beeston will initiate these meetings, commencing on the approval and closure of this offering. Its initial objective in meeting with these major institutional customers will not be to secure service contracts, but to determine areas of need and to build collaborative relationships. This will allow the Company, with the assistance and advice of the industry consultants it intends to hire, to assess user demand and conduct cost benefit analysis for various locations with specific medical diagnostic services and related equipment configurations. By the end of the third month of its first year of operations following the approval and closure of this offering, the Company expects to have completed a sufficient part of its plan for the establishment of its initial facility. This will permit Beeston to proceed with negotiations for a contract for the provision of the specific medical diagnostic imaging services it intends to provide. The Company and its consultants will rely on earlier discussion with the various major institutional customers to provide a basis to engage in negotiations for a contract for the provision of the medical diagnostic imaging services proposed for its initial facility. The Company will rely on its consultants during this negotiation period to assist in the presentation of its plan. In the process, Beeston will not only utilize their expertise in the technical aspects of the plan but also their knowledge of the administrative process of the applicable Provincial Medical Services Plan and the people responsible for its administration.

As previously state, Beeston believes that the presentation of its plan for establishing a medical diagnostic imaging facility, at its own cost, capable of providing a much needed service producing a superior product, at a fee competitive with that charged by publicly funded hospitals (See Item 16. Description of Business - Competition and Competitive Strategy), would be well received by all of the major institutional customers. For the Provincial Medical Services Plans, it will provide them with some much needed relief for the growing demand for such services, and for the other major institutional customers, it will provide them with a valuable cost saving measure. However, the fact that the Company is still in its early development stage and has not yet established an operational medical diagnostic imaging facility could affect its ability to negotiate for a contract with a major institutional customer and it may not be able to obtain such a contract.

By the end of the sixth month of its first year of operations following the approval and closure of this offering, Beeston will have completed a determination of all of the considerations for the establishment of its initial facility that will be necessary for it to proceed with raising the additional funds required to set up and operate its initial facility. The Company will pursue both debt financing and equity financing. At this stage of its development, the Company will have a business plan that has been developed and supported by the findings of industry consultants which provides the criteria for the establishment and profitable operation of its initial medical diagnostic imaging facility. Important to this plan will be the ability of the Company to obtain a contract with one of the major institutional customers for the provision of the medical diagnostic imaging services it plans to offer at its initial facility.

Beeston believes that its plan for the establishment of a private medical diagnostic imaging facility, supported by a contract with a major institutional customer for the provision of the services it plans to offer at such a facility, will satisfy the requirements of institutional and/or private lenders as well as investors for providing the financing needed to set up and operate its initial facility. In the event that Beeston is unable to obtain a contract for the provision of the services it plans to offer at its initial medical diagnostic imaging facility, it will still pursue additional financing for the purpose of completing the establishment and operation of its initial medical diagnostic imaging facility. However, the absence of a contract for its service could affect its ability to obtain the additional funds it requires to set up and operate its initial medical diagnostic imaging facility and it may not be able to proceed with its business operations.

The initial facility that Beeston plans to establish will offer services provided by either a CT or a MRI medical diagnostic imaging system having multiple diagnostic imaging capabilities to permit it to offer a number of diagnostic imaging procedures (See Item 16. Description of Business - Business of Issuer). The limited availability of the CT and MRI medical diagnostic imaging services in both British Columbia and Alberta combined with the type and superior quality of the diagnostic imaging they each produce formed the basis for the Company's decision to limit its selection of a medical diagnostic imaging service to one of these two medical diagnostic imaging techniques. Each of the CT and MRI medical diagnostic imaging techniques has a number of different types of equipment and accessories plus different types of software packages that determine the capabilities of the overall system and the type of imaging procedures it is capable of performing (See Item 16, Description of Business - Principal Products and Services). The decision by the Company as to the type of medical diagnostic imaging technique it will select, either CT or MRI, and the related type of CT or MRI medical diagnostic imaging equipment and system configuration will be made by the Company based on the assessment and recommendations of its consultants.  Beeston expects to be making a decision on what type of medical diagnostic imaging services it will be providing within the first three months of its first year of operations following the approval and closure of this offering.

As previously stated, a majority of the CT and MRI medical diagnostic imaging equipment is manufactured by several large companies, all of whom have sales, distribution and servicing facilities in Canada. There are also a number of companies who manufacture a limited selection of lower end CT and MRI medical diagnostic imaging equipment. In addition, most of the manufacturers as well as a number of distributors provide for the resale of previously used equipment. Almost all of these suppliers can provide for the delivery, installation, testing and servicing for the various products they sell, with the time frame for the delivery, installation, testing and operation of a medical diagnostic imaging system taking up to as long as six months. Information on most of these manufacturers and distributors and particulars on the various product they can provide are viewable on their internet web sites, as well as through direct discussions with their respective sales offices in Canada.

To reduce the amount of additional funding necessary to complete its plan of establishing an operational medical diagnostic imaging facility, the Company will use a lease or lease-to-purchase arrangement to acquire the medical diagnostic imaging system for its initial facility. Beeston's limited research indicates that many of the manufacturers have in-house leasing programs that are used as inducements for customers to purchase their equipment. However, the Company will not be in a position to discuss or negotiate the specifics of any leasing agreement until such time as it has determined the specific type of medical diagnostic imaging system it requires for its initial facility and the location of its initial facility. As stated previously, Beeston expects to develop a budget which provides for such medical diagnostic imaging system within the first three months following the approval and closure of this offering. At such time, the Company and its consultants will enter into discussions with the appropriate manufacturers for the purpose of obtaining the best equipment lease arrangement possible for the Company. The Company has not budgeted any money toward equipment research, sourcing or procurement during the period covered by this registration statement.

The selection of an urban center for the Company's initial facility will involve a review and assessment of urban centers for the availability of a suitable premise to lease. The determination of a location to lease for its initial facility will involve a number of considerations, including, the number of rental spaces available, local zoning bylaws and building codes (See Item 16. Description of Business - Government Controls and Approvals), and the site requirements for the initial facility (See Item 16. Description of Business - Facilities). The selection of a suitable lease space for its facility will require numerous reviews and assessments to be made of existing lease spaces by the Company with the assistance of its consultants, and will be made by the end of the sixth month of its first years of operations following the approval and closure of this offering. If the Company does not raise at least 75% of the total amount of this offering, its officers and directors will, to the extent possible, conduct their own research and sourcing of facilities.

Beeston currently rents office space at its business address of #200-1687 West Broadway, Vancouver, British Columbia. These premises, comprising approximately 150 sq. ft. within an integrated office service, are rented from American Investments Ltd., an unaffiliated corporation, at a rent of $158 per month pursuant to a one-year lease, which commenced on September 1, 2002, and is renewable for a period of one (1) year. The Company has also acquired various computer and computer related equipment and furniture for use in performing its ongoing administrative needs. These current facilities will be sufficient for its current operations up until the time it establishes its initial facility.

In order to keep the Company's operating costs to a minimum, Beeston's officers and directors will pay for their own transportation costs incurred as a result of any meetings or other activity that require their presence in their capacity as officers and directors of the Company during the period covered by this registration statement. Following the approval and closure of this offering and continuing up until the Company's initial medical diagnostic imaging facility is operational Beeston's officers and directors will also provide their services at no charge. In the interim period they will continue to undertake all administrative tasks, without charge. After Beeston's first facility is open it expects that its officers and directors will play an integral role in the day-to-day operations. Several of its officers and directors have relevant medical experience and others have excellent sales and customer service experience as well as administrative expertise. The Company will review its position on the reimbursement of costs incurred by its officers and directors in performing services on behalf of the Company, once the initial facility is operational.

During the first three months of its first year of operations, following the approval and closure of this offering, Beeston's officers and directors, with the advise and assistance of industry consultants, will meet with the major institutional customers to discuss what types of medical diagnostic imaging services might be appropriate for the Company to provide and to consult with and direct the Company's consultants in a review and assessment process to determine the specifics of the medical diagnostic imaging system it will use in its initial facility, the types of procedures and services it will provide, and the location of its initial facility. By the end of the third month of its first years of operations, following the approval and closure of this offering, the Company expects to have completed its plan for the establishment of its initial facility. It will then begin the process of negotiating for a contract for the provision of such services with at least one of the major institutional customers. The Company will rely on its consultants during this negotiation process to assist it in the presentation of its planned business operations. Beeston expects to complete this negotiation process by the end of the sixth month of its first years of operations, following the approval and closure of this offering. During the last six months of its first year of operations, following the approval and closure of this offering, Beeston will further utilize the services of its consultants to negotiate a lease or lease-to-purchase agreement for the medical diagnostic imaging system it will use in its initial facility, and to assist it in the selection of a suitable lease space for the operation of the medical diagnostic imaging system, and the selection and recruitment of the appropriate personnel required for the operation of the business. During this same six month period of its first year of operations, following the approval and closure of this offering, Beeston will begin the process of raising the additional funding required to complete the plan that it will have developed with its consultants for the establishment of its initial facility. The amount of additional funding required by the Company will depend on the determinations it will have made under the plan developed with the help of its consultants, and the arrangements it will have to make, and the requirements it will have to satisfy, as a result of the plan. These arrangements and requirements will include: the lease or lease-to-purchase arrangements, including installation, testing and training, it will negotiate for the medical diagnostic imaging system for its facility; the lease arrangements, including possible renovations, it will negotiate for lease space for its facility; staffing requirements and the related selection and recruitment of staff; and an estimate of the amount of funds required to cover the initial operating costs of its facility. While an exact amount cannot be determined until the Company has been able to develop its early business plan, the Company expects the amount of additional funding required to establish its initial medical diagnostic imaging facility will be between $250,000 and $500,000.

 As the Company approaches the end of its first year of operations, following the approval and closure of this offering, it will have developed a budget and staffing plan for year two. The actual hiring of staff for the initial facility will occur at the beginning of its second year of operations, following the approval and closure of this offering, shortly before the commencement of operations at its initial facility, to allow a limited time for training. The Company will review its position on the reimbursement of costs incurred by its officers and directors in performing services on behalf of the Company, once the initial facility is operational.

Because the type of medical diagnostic imaging services it plans to offer at its initial facility have not yet been determined, Beeston will not be able to provide a specific fee for service schedule. The Company has made limited enquiries into the government's pricing policies and has found that they do not subsidize the medical diagnostic imaging procedures in any way. From what Beeston can determine, the prices they charge third parties for diagnostic imaging services include pro-rata amounts for every aspect of the hospital's costs including plant, equipment, financing costs, overhead, administration, staffing and all costs in general that a private enterprise would also incur. In the event that Beeston is able to obtain a contract for its services with one of the major institutional customers, it believes it could offer a pricing policy equivalent to what government funded hospitals are charging and operate profitably. In addition, as a private facility, it would still be able to charge a premium in excess of the rate charged by government funded hospitals for those services provided to clients who do not want to wait in line for the services provided at those hospitals. Beeston expects to have its initial facility operational and generating revenues in the beginning of its second year of operations, following the approval and closure of this offering. (See Item 16, Description of Business ' Competition and Competitive Strategy).

How long Beeston will be able to satisfy its cash requirements, (See Item 4, Use of Proceeds) will depend on how successful it is at raising funds from this offering. Beeston has no established source of revenue other than interest accruing on $20,000 invested in short term notes receivable with Western Mortgage Development Corporation, an unaffiliated corporation. At the present time Beeston has sufficient funds to cover operating expenses until this registration statement becomes effective and this offering is closed. This assumption is based on the fact that, as of May 31, 2003, Beeston had cash on hand of $9,137 plus an additional $20,000 in short term investments, $159 on deposit and $838 accrued interest receivable less payables of $2,839, giving a total of $27,295. As per Item 25, Other Expenses of Issuance and Distribution, the Company intends to spend an estimated $15,338 related to this offering. As of May 31, 2003, approximately $8,292 has already been spent and another $2,839 is payable for a total of $11,131 thereby leaving an additional estimated $4,207 to be spent on this offering. This leaves $2,091 ($9,137 less $2,839 currently payable and less $4,207 remaining in estimated expenses) in cash on hand plus $20,000 in short term investments, $159 on deposit and $838 accrued interest receivable for a total of $23,088 as of May 31, 2003, available for Beeston to use towards operating expenses until this filing becomes effective and this offering is closed.

The Company's ability to continue with its development plans would be affected if less than 75% of the offering were sold. If such was to happen, Beeston's officers and directors would have to assume a portion of the consulting work as well as pay for such of their own travel and other administrative expenses, to the extent possible, in order for the Company to continue with its business plan. To date, all of Beeston's officers and directors have provided a total of $20,037 in funding to the Company in the form of various demand loans, without interest (See Item 22. Financial Statements). The Company has no agreements with any of its officers and directors for the provision of additional funding or for the provisions of their services to the Company in any capacity. In the event Beeston is unable to raise at least 75% of the total amount of this offering, the Company will have to rely on its officers and directors to provide all or a part of the consulting services, despite their limited knowledge and expertise with regard to matters relating to this industry. If the Company's officers and directors are unable or unwilling, for any reason whatsoever, to provide the services it has required of industry consultants during its early development state, the Company may not be able to continue its business operations and it could cease to operate. In any event, Beeston is confident it can meet its financial obligations and continue its operation for the period covered by this registration statement.

Beeston has no plans to undertake any product research and development during the period covered by this registration statement. The Company also has no plans to expand outside Canada at this time.

Expenditures

The following chart provides an overview of Beeston's budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this registration. The following information and discussion is based on the Company having $23,088 of funding currently available, after covering the cost of this offering plus the funds it will have available if it is able to raise 0%, 25%, 50%, 75% and 100% of the $75,000 it is seeking from this offering.

Expenditure Item	0%	25%	50%	75%	100%
Legal and Accounting Fees	$15,000	$15,000	$15,000	$15,000	$15,000
Exchange Listing Fee	5,000	5,000	5,000	5,000	5,000
Consulting Expenses		17,838	36,588	40,000	40,000
Office Expenses	3,088	4,000	4,000	4,000	4,000
Marketing Expenses	0	0	0	7,000	7,000
Communication Expenses	0	0	0	2,000	2,000
Miscellaneous Administrative Costs	0	0	0	2,000	2,000
Total Budgeted Expenditures	$23,088	$41,838	$60,588	$75,000	$75,000
Current Funds Available	(23,088)	(23,088)	(23,088)	(23,088)	(23,088)
Funds From This Offering	0	(18,750)	(37,500)	(56,250)	(75,000)
General Operating Surplus	0	0	0	(4,388)	(23,088)

Consulting Expenses: This item refers to the cost of consulting with medical professionals and experts in the medical services industry. The Company expects to be making these expenditures after the effectiveness of this registration and on throughout the first year of the Company's operation. If Beeston is not successful in selling at least 75% of its offering it will be limited as to the amount it can pay for consulting, and its officers and directors will have to undertake that task themselves at no cost to the Company. As previously stated, Beeston has no agreement with its officers and directors for the provision by them of any consulting services, and to the extent they are unable or unwilling, for any reason whatsoever, to undertake this task, the Company will be unable to continue with its business operations.

Exchange Listing Fee

As previously stated in Item 4, Use of Proceeds, this item refers to the listing fee of $5,000 the Company will be required to pay for a listing application on a national exchange or other market.

Marketing Expenses: This item refers to the cost of travel, room rentals and out-of-pocket expenses associated with conducting meetings with user groups and facilities and equipment suppliers. This item will be limited substantially if Beeston is unsuccessful at selling at least 75% of its offering, however, its officers and directors will then pay for their own such costs. The Company anticipates making these expenditures over the first year of the Company's operation.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company including any legal and accounting costs associated with a listing on a public exchange. The Company expects to be making these expenditures throughout the first year of its operation.

Office Expenses: This item refers to office rent of $158 per month, office supplies, postage, photocopying and other items required to operate an office during the Company's first year of operation.

Communication Expenses: This expense item refers to telephone, courier, facsimile and service charges. If Beeston is not successful in selling at least 75% of its offering, its officers and directors will have to pay for their own such costs. The Company will be making these expenditures on a consistent basis throughout the first year of its operation.

Miscellaneous Administrative Costs. This item refers to any small miscellaneous costs that have not otherwise been listed - such as transfer agent fees, bank service charges or other sundry items. If Beeston is not successful in selling at least 75% of its offering, its officers and directors will have to pay for their own such costs. The Company expects to be incurring these costs throughout the first year of its operation.

General Operating Surplus. This item refers to the surplus funds that Beeston will have available for use in its second year of operation if it is successful in selling 75% or more of its offering.

Item 18. Description of Property

Beeston's principal place of business and corporate offices are located at #200-1687 West Broadway, Vancouver, British Columbia, Canada V6J 1X2. These premises, comprising approximately 150 sq. ft. within an integrated office service, are rented from American Investments Ltd., an unaffiliated corporation, at a rent of $158 per month pursuant to a one-year lease, which commenced on September 1, 2002, and is renewable for a period of (one)1 year. The Company does not own any property, real or otherwise, except for a computer and some related office equipment having a total value of approximately $3,335, which it purchased for use in its day-to-day business activities.

Beeston does not have any investments or interests in any real estate. The Company also does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

The directors of Beeston may be considered promoters pursuant to Rule 405 of the Securities Act of 1933. With the exception of the directors, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from Beeston. No assets will be or are expected to be acquired from any promoter on behalf of the Company. Beeston has not entered into any agreements that require disclosure to its shareholders.

Except as otherwise set forth, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with Beeston or in any presently proposed transaction that has or will materially affect it:

  Any of the directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

  Any of the promoters;

  Any relative or spouse of any of the foregoing persons who have the same house as such person.

Brian Smith has loaned Beeston a total of $23,537 since its inception of July 22, 1999. A portion of this loan, which had been used to cover the incorporation and set-up costs of the Company in the amount of $3,500, was repaid to Mr. Smith prior to December 31, 2002. During the period from December 31, 2002 to May 31, 2003, Cindy Watt, Nicole Price and Michael Upham each loaned the amount of $2000 to Beeston and the Company paid back a portion of its loan from Mr. Smith in the amount of $6000, leaving a balance of $14,037 owing to Mr. Smith, and $2000 to each of Ms. Watt, Ms. Price and Mr. Upham. All of the loans owing to Mr. Smith, Ms. Watt, Ms. Price and Mr. Upham remain outstanding as non-interest bearing demand loans, which will be available to the Company, to the extent required, to cover any expenditures of the Company during the period covered by this registration statement.

Item 20. Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for the Company's common stock. Beeston anticipates applying for trading of its common stock on the OTC Bulletin Board, upon the effectiveness of the registration statement of which this prospectus forms a part. However, Beeston can provide no assurance that the shares will be traded on the OTC Bulletin Board or if traded, that a public market will materialize.

Holders of the Common Stock

As of the date of this registration statement, Beeston has thirty-seven (37) shareholders of record owning its common stock.

Rule 144 Shares

A total of 1,700,000 shares of the common stock of Beeston will be available for resale to the public when this registration statement becomes effective, in accordance with the volume and trading limitations of Rule 144. In general, under Rule 144 as currently in effect, an officer, director or owner of 10% or more of common stock who has beneficially owned shares of a company's common stock for at least two years is entitled to sell within any three month period a number of shares that does not exceed the greater of:

  1% of the number of shares of Beeston's common stock then outstanding which will equal approximately 50,750 shares as of the date of this prospectus; or

  the average weekly trading volume of Beeston's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Beeston.

Under Rule 144(k), a person who is not one of Beeston's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, Beeston has not granted any stock options.

Registration Rights

Beeston has not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in Beeston's Articles of Incorporation or bylaws that prevent it from declaring dividends. The Nevada Revised Statutes, however, do prohibit it from declaring dividends where, after giving effect to the distribution of the dividend:

  Beeston would not be able to pay its debts as they become due in the usual course of business; or

  Beeston's total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Beeston has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

Item 21. Executive Compensation

Beeston's executive officers have not received and are not accruing any compensation.

Item 22. Financial Statements

The following financial statements of Beeston are included herewith:

Audited Financial Statements for May 31, 2003, December 31, 2001, and December 31, 2002.

BEESTON ENTERPRISES, LTD.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MAY 31, 2003 AND DECEMBER 31, 2002

Page Number

INDEPENDENT ACCOUNTANT'S REPORT . . . . . . . . . . . . . . . . . . . . . . . . . .	1

FINANCIAL STATEMENT

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2

Statements of Operations and Deficit Accumulated During the Development Stage . . . . . .	3

Statement of Changes in Stockholders' Equity . . . . . . .	4

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . .	5

Notes to the Financial Statements . . . . . . . . . . . . . . . . .	6-7

David E. Coffey,	6767 W. Tropicana Ave., Suite 216, Las Vegas, NV 89103
Certified Public Accountant	Phone (702) 871-3979 FAX (702) 671-6769

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Beeston Enterprises Ltd.

Las Vegas, Nevada

I have audited the accompanying balance sheets of Beeston Enterprises Ltd. (a development stage company) as of May 31, 2003, and December 31, 2002 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from July 12, 1999, (date of inception) to May 31, 2003. These statements are the responsibility of Beeston Enterprises, Ltd.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Beeston Enterprises Ltd. as of May 31, 2003 and December 31, 2002 and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from July 12, 1999, in conformity with generally accepted accounting principles.

David E. Coffey, C.P.A.

Las Vegas, Nevada

June 23, 2003

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	May 31, 2003	December 31, 2001
	---------------------	-------------------
ASSETS

Cash	$9,137	$18,899
Prepaid expenses	0	2,280
Notes receivable	20,000	20,000
Interest receivable	838	5
Deposits	159	159
Office equipment, net of accumulated
depreciation of $471 and $169, respectively	3,335	3,202
	---------------------	-------------------
Total Assets	$33,469	$44,545
	============	===========

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	2,839	0
Loans from stockholders	$20,037	$20,037
	---------------------	-------------------
Total Liabilities	22,876	20,037

Stockholders' Equity
Common stock, authorized 100,000,000
shares at $.001 par value, issued and
outstanding 5,075,000 shares and
1,700,000 shares, respectively	5,075	1,700
Additional paid-in capital	30,375	30,375
Deficit accumulated during the
development stage	(24,857)	(10,942)
	---------------------	-------------------
Total Stockholders' Equity	10,593	24,508

Total Liabilities and Stockholders' Equity	$33,469	$44,545
	============	===========

The accompanying notes are an integral part of

these financial statements

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

	Five moths ended May 31, 2003	Year ended December 31, 2002	From Inception, July 12, 1999 to May 31, 2003
	--------------------	-----------------------	-------------------------
Interest income	$833	$5	$838

Expenses
Organization expenses	0	0	1,375
Consulting	0	5,000	5,325
Office expenses	1,503	622	2,125
Rent	1,023	712	1,735
Repairs and maintenance	0	185	185
Licenses and fees	0	1,537	1,537
Outside services	1,508	0	1,508
Travel	0	303	303
Depreciation	302	169	471
Professional fees	10,412	719	11,131
	--------------------	-----------------------	-------------------------
Total expenses	14,748	9,247	25,695

Net loss	(13,915)	(9,242)	$(24,857)
			==============

Retained earnings,
beginning of period	(10,942)	(1,700)
	--------------------	-----------------------
Deficit accumulated during
the development stage	$(24,857)	$(10,942)
	===========	=============

Earnings (loss) per share,
assuming dilution,
Net loss	$0.00	$(0.01)	$(0.01)
	===========	=============	==============
Weighted average shares
outstanding	5,075,000	1,839,583	2,112,222
	===========	=============	==============

The accompanying notes are an integral part of

these financial statements.

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM JULY 12, 1999, (Date of Inception) TO MAY 31, 2003

	Common Stock		Additional Paid-in Capital	Deficit accumul- ated during the development stage	Total
	Shares	Amount
	----------------	----------	-------------	----------------------	----------
Balance, July 12, 1999	0	$0	$0	$0	$0

Issuance of common stock for cash,
September 9, 1999	1,700,000	1,700	0	0	1,700
Less net loss	0	0	0	(1,700)	(1,700)
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 1999	1,700,000	1,700	0	(1,700)	0

Less net loss	0	0	0	0	0
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2000	1,700,000	1,700	0	(1,700)	0

Less net loss	0	0	0	0	0
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2001	1,700,000	1,700	0	(1,700)	0

Issuance of common stock for cash, December 30, 2002	3,375,000	3,375	30,375	0	33,750

Less net loss	0	0	0	(9,242)	(9,242)
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2002	5,075,000	$5,075	$30,375	$(10,942)	$24,508

Less net loss	0	0	0	(13,915)	(13,915)
	---------------	----------	------------	---------------------	-----------
Balance, May 31, 2003	5,075,000	$5,075	$30,375	$(24,857)	$10,593
	========	=====	=======	============	======

The accompanying notes are an integral part of

these financial statements

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

	Five months ended May 31, 2003	Year ended December 31, 2002	From Inception, July 12, 1999, to May. 31, 2003
	----------------	------------	----------------------
CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES
Net Income (Loss)	$(13,915)	$(9,242)	$(24,857)
Adjustments to reconcile net loss to
cash used by operating activity
Depreciation	302	169	471
Increase in accounts payable	2,839	0	2,839
Increase in prepaid expenses	2,280	(2,280)	0
Increase in deposits	0	(159)	(159)
Increase in interest receivable	(833)	(5)	(838)
Increase in loans from stockholders	0	20,037	20,037
	----------------	------------	----------------------
NET CASH PROVIDED BY
OPERATING ACTIVITIES	(9,327)	8,520	(2,507)

CASH FLOWS USED BY
INVESTING ACTIVITIES
Purchase of office equipment	435	3,371	3,806
Notes receivable	0	20,000	20,000
	----------------	------------	----------------------
NET CASH USED BY
INVESTING ACTIVITIES	435	23,371	23,806

CASH FLOWS FROM FINANCING
ACTIVITIES
Sale of common stock	0	3,375	5,075
Additional paid-in capital	0	30,375	30,375
	----------------	------------	----------------------
NET CASH PROVIDED BY
FINANCING ACTIVITIES	0	33,750	35,450
	----------------	------------	----------------------
NET INCREASE IN CASH	(9,762)	18,899	$9,137
			============
CASH AT BEGINNING OF PERIOD	18,899	0
	----------------	------------
CASH AT END OF PERIOD	$9,137	$18,899
	=========	=======

The accompanying notes are an integral part of

these financial statements.

BEESTON ENTERPRISES LTD

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2003 AND DECEMBER 31, 2002

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on July 12, 1999, under the laws of the State of Nevada. The business purpose of the Company is to provide medical diagnostic imaging services to individuals in British Columbia and Alberta, Canada.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B OFFICE EQUIPMENT

The cost of office computer equipment is capitalized and depreciated over the useful life of the asset using the straight-line method. The estimated useful life of the equipment is 60 months. Repairs which extend the life of an asset are capitalized and repairs which do not extend asset lives are expensed as incurred.

NOTE C EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE D SALE OF COMMON STOCK

On September 9, 1999 the Company sold 1,700,000 shares of its common stock at $.001 per share for $1,700. The proceeds were used for working capital.

On December 30, 2002, the Company issued 3,375,000 shares of its common stock at $.01 per share for $33,750 cash. The net proceeds of the sale are to be used for working capital and to develop the medical diagnostic imaging services business.

NOTE E OFFERING COSTS

Offering costs are reported as a reduction in the amount of paid-in capital received for sale of new shares of stock. Where an offering includes shares owned by existing shareholders, offering costs allocable to those shares are expensed as incurred.

NOTE F OFFICE LEASE

On August 30, 2002, the Company entered into a one-year lease of office space. Rental payments of CDN$250 are made monthly with a deposit of the last month rent required at lease signing.

NOTE G LOANS FROM STOCKHOLDERS

On December 27, 2002, a stockholder loaned the Company $20,000 on its unsecured note, payable on demand, with no interest required. That loan plus an unpaid balance of $37 (from a similar loan made earlier), less $6,000 repaid, left a balance of $14,037 due that stockholder as of May 31, 2003. Additional loans from other stockholders totaling $6,000 brought the Company's liability to stockholders to $20,037 as of as of May 31, 2003. The loan proceeds were to be used for working capital.

NOTE H EXECUTIVE COMPENSATION

Compensation to the executive officers is not being accrued. The compensation expenses will be recorded for the fair value of services once the Company commences its revenue generating operations.

NOTE I SUBSEQUENT EVENTS

The Company is preparing an SB-2A offering to sell 4,125,000 shares of its common stock at $.10 per share for a total of $412,500. This offering includes 3,375,000 shares owned by existing shareholders and 750,000 shares will be newly-issued by the Company. The offering costs allocable to shares owned by existing shareholders will be expensed when incurred.

BEESTON ENTERPRISES, LTD.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND DECEMBER 31, 2001

Page Number

INDEPENDENT ACCOUNTANT'S REPORT . . . . . . . . . . . . . . . . . . . . . . . . . .	1

FINANCIAL STATEMENT

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2

Statements of Operations and Deficit Accumulated During the Development Stage . . . . . .	3

Statement of Changes in Stockholders' Equity . . . . . . .	4

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . .	5

Notes to the Financial Statements . . . . . . . . . . . . . . . . .	6-7

David E. Coffey,	6767 W. Tropicana Ave., Suite 216, Las Vegas, NV 89103
Certified Public Accountant	Phone (702) 871-3979 FAX (702) 671-6769

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Beeston Enterprises Ltd.

Las Vegas, Nevada

I have audited the accompanying balance sheets of Beeston Enterprises Ltd. (a development stage company) as of December 31, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from July 12, 1999, (date of inception) to December 31, 2002. These statements are the responsibility of Beeston Enterprises, Ltd.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Beeston Enterprises Ltd. As of December 31, 2002 and December 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from July 12, 1999, in conformity with generally accepted accounting principles.

David E. Coffey, C.P.A.

Las Vegas, Nevada

February 17, 2003

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2002	December 31, 2001
	---------------------	-------------------
ASSETS

Cash	$18,899	$0
Prepaid expenses	2,280	0
Notes receivable	20,000	0
Interest receivable	5	0
Deposits	159	0
Office equipment, net of accumulated
depreciation of $169	3,202	0
	---------------------	-------------------
Total Assets	$44,545	$0
	============	===========

LIABILITIES & STOCKHOLDERS' EQUITY

Loans from stockholders	$20,037	$0
	---------------------	-------------------
Total Liabilities	20,037	0

Stockholders' Equity
Common stock, authorized 100,000,000
shares at $.001 par value, issued and
outstanding 5,075,000 shares and
1,700,000 shares, respectively	5,075	1,700
Additional paid-in capital	30,375	0
Deficit accumulated during the
development stage	(10,942)	(1,700)
	---------------------	-------------------
Total Stockholders' Equity	24,508	0

Total Liabilities and Stockholders' Equity	$44,545	$0
	============	===========

The accompanying notes are an integral part of

these financial statements

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

	Year ending December 31,		From Inception, July 12, 1999 to Dec. 31, 2002
	2002	2001
	--------------------	-----------------------	-------------------------
Interest income	$5	$0	$5

Expenses
Organization expenses	0	0	1,375
Consulting	5,000	0	5,325
Office expenses	622	0	622
Rent	712	0	712
Repairs and maintenance	185	0	185
Licenses and fees	1,537	0	1,537
Travel	303	0	303
Depreciation	169	0	169
Professional fees	719	0	719
	--------------------	-----------------------	-------------------------
Total expenses	9,247	0	10,947

Net loss	(9,242)	0	$(10,942)
			==============

Retained earnings,
beginning of period	(1,700)	(1,700)
	--------------------	-----------------------
Deficit accumulated during
the development stage	$(10,942)	$(1,700)
	===========	=============

Earnings (loss) per share,
assuming dilution,
Net loss	$(0.01)	$0.00	$(0.01)
	===========	=============	==============
Weighted average shares
outstanding	1,839,583	1,700,000	1,741,875
	===========	=============	==============

The accompanying notes are an integral part of

these financial statements.

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM JULY 12, 1999, (Date of Inception) TO DECEMBER 31, 2002

	Common Stock		Additional Paid-in Capital	Deficit accumul- ated during the development stage	Total
	Shares	Amount
	----------------	----------	-------------	----------------------	----------
Balance, July 12, 1999	0	$0	$0	$0	$0

Issuance of common stock for cash,
September 9, 1999	1,700,000	1,700	0	0	1,700
Less net loss	0	0	0	(1,700)	(1,700)
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 1999	1,700,000	1,700	0	(1,700)	0

Less net loss	0	0	0	0	0
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2000	1,700,000	1,700	0	(1,700)	0

Less net loss	0	0	0	0	0
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2001	1,700,000	1,700	0	(1,700)	0

Issuance of common stock for cash, December 30, 2002	3,375,000	3,375	30,375	0	33,750

Less net loss	0	0	0	(9,242)	(9,242)
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2001	5,075,000	$5,075	$30,375	$(10,942)	$24,508
	=========	=====	=======	============	=====

The accompanying notes are an integral part of

these financial statements

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

	Year ending December 31		From Inception, July 12, 1999, to Dec. 31, 2002
	2002	2001
	----------------	------------	----------------------
CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES
Net Income (Loss)	$(9,242)	$0	$(10,942)
Adjustments to reconcile net loss to
cash used by operating activity
Depreciation	169	0	169
Increase in prepaid expenses	(2,280)		(2,280)
Increase in deposits	(159)	0	(159)
Increase in interest receivable	(5)	0	(5)
Increase in loans from stockholders	20,037	0	20,037
	----------------	------------	----------------------
NET CASH PROVIDED BY
OPERATING ACTIVITIES	8,520	0	6,820

CASH FLOWS USED BY
INVESTING ACTIVITIES
Purchase of office equipment	3,371	0	3,371
Notes receivable	20,000	0	20,000
	----------------	------------	----------------------
NET CASH USED BY
INVESTING ACTIVITIES	23,371	0	23,371

CASH FLOWS FROM
FINANCING ACTIVITIES
Sale of common stock	3,375	0	5,075
Additional paid-in capital	30,375	0	30,375
	----------------	------------	----------------------
NET CASH PROVIDED BY
FINANCING ACTIVITIES	33,750	0	35,450
	----------------	------------	----------------------
NET INCREASE IN CASH	18,899	0	$18,899

CASH AT BEGINNING OF PERIOD	0	0
	----------------	------------
CASH AT END OF PERIOD	$18,899	$0
	=========	=======

The accompanying notes are an integral part of

these financial statements.

BEESTON ENTERPRISES LTD

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND DECEMBER 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on July 12, 1999, under the laws of the State of Nevada. The business purpose of the Company is to provide medical diagnostic imaging services to individuals in British Columbia and Alberta, Canada.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B OFFICE EQUIPMENT

The cost of office computer equipment is capitalized and depreciated over the useful life of the asset using the straight-line method. The estimated useful life of the equipment is 60 months. Repairs which extend the life of an asset are capitalized and repairs which do not extend asset lives are expensed as incurred.

NOTE C EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE D SALE OF COMMON STOCK

On September 9, 1999 the Company sold 1,700,000 shares of its common stock at $.001 per share for $1,700. The proceeds were used for working capital.

On December 30, 2002, the Company issued 3,375,000 shares of its common stock at $.01 per share for $33,750 cash. The net proceeds of the sale are to be used for working capital and to develop the medical diagnostic imaging services business.

NOTE E OFFERING COSTS

Offering costs are reported as a reduction in the amount of paid-in capital received for sale of the shares of stock.

NOTE F OFFICE LEASE

On August 30, 2002, the Company entered into a one-year lease of office space. Rental payments of $158 are made monthly with a deposit of the last month rent required at lease signing.

NOTE G LOANS FROM STOCKHOLDERS

On December 27, 2002, a stockholder loaned the Company $20,000 on its unsecured note, payable on demand, with no interest required. That loan plus an unpaid balance of $37 from a similar loan made earlier form the total liability to stockholders of $20,037 as of December 31, 2002.

NOTE H EXECUTIVE COMPENSATION

Compensation to the executive officers is not being accrued. The compensation expenses will be recorded for the fair value of services once the Company commences its revenue generating operations.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Beeston's officers and directors are indemnified as provided by the Nevada Revised Statutes and the Articles of Incorporation and the bylaws of the Company.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Beeston's Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the unlawful payment of distributions.

Beeston's Articles of Incorporation provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith; that such right of indemnification shall be a contract right which may be enforced in any manner desired by such person; that such right of indemnification shall not be exclusive to any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under the Articles of Incorporation.

Beeston's Articles of Incorporation provide further that the expenses of such officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

Beeston's bylaws, as authorized by its Articles of Incorporation, also provide for the fullest indemnification of its officers and directors as permitted by the laws of the State of Nevada with identical provisions for indemnifications as set forth in the Company's Articles of Incorporation.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Auditors Fees	$4,000.00
Transfer Agent Fees	1,300.00
Registration Fees	37.95
Attorney Fees	15,000.00
Total	$15,337.95

Beeston is paying all of the expenses of the offering listed above.

Item 26. Recent Sales of Unregistered Securities

Beeston has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Beeston sold one (1) share from its authorized share capital of 25,000 common stock, no par value, to Mr. Brian Smith on July 14, 1999. On September 9, 1999, the Articles of Incorporation of the Company were altered to provide for an authorized share capital of 100,000,000 shares of common stock, $0.001 par value. On this same date of September 9, 1999, the one (1) share of common stock, no par value, issued to Mr. Brian Smith was surrendered to the Company for $0.01 for redemption and cancellation, and concurrently therewith, 425,000 shares of common stock, $0.001 par value, were sold to each of Mr. Brian Smith, Ms. Cindy Watt, Ms. Nicole Price and Mr. Michael Upham for $0.001 per share. The securities were sold in reliance on section 4(2) of the Securities Act of 1933, since they were not sold in a public offering. All of these shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

During the period from September 30, 2002 to December 31, 2002, a private placement offering was completed, under which 3,375,000 shares of common stock were sold at a price of $0.01 per share to 33 shareholders for a total of $33,750. No underwriters were used, and no commissions or other remuneration were paid except to Beeston. The securities were sold in reliance on Rule 504, Regulation D of the Securities Act of 1933. Beeston qualified for an exemption from registration under Rule 504 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, was and is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000. All of these shareholders continue to be subject to Rule 144 of the Securities Act of 1933. See the shareholder table found in Item 7, Selling Security Holders, above.

Item 27. Exhibits
3.1	Articles of Incorporation	Previously Filed
3.2	Certificate of Amendment of Articles of Incorporation	Previously Filed
3.3	Bylaws	Previously Filed
5	Legal Opinion regarding Tradability	Previously Filed
10	Office Lease	Included
23.1	Consent of Accountant	Included
23.2	Consent of Attorney	Previously Filed (as part of Exhibit 5)
99.1	Consulting Agreement - Charles Ames	Included

Item 28. Undertakings

Beeston hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for determining liability under the Securities Act of 1933, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Beeston has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Beeston of expenses incurred or paid by one of the directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers or controlling persons in connection with the securities being registered, Beeston will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and Beeston will be governed by the final adjudication of such issue.

  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on August 15, 2003.

BEESTON ENTERPRISES LTD.

Brian Smith

Chief Executive Officer

President, Director

Cindy Watt

Chief Financial Officer

Secretary, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                                                         Date: __________________________________________

Brian Smith

Chief Executive Officer

President, Director

__________________________________________ Date: ___________________________________________

Cindy Watt

Chief Financial Officer

Secretary, Director

                                                         Date: __________________________________________

Nicole Price

Chief Accounting Officer

Treasurer, Director

___________________________________________ Date: __________________________________________

Michael Upham

Director